Exhibit 10.8

OFFICE LEASE AGREEMENT

Between

FSP 909 DAVIS STREET LLC,

a Delaware limited liability company

as

Landlord

and

APTINYX INC.,

a Delaware corporation

as

Tenant

Premises:

Suite 600

909 Davis Street

Evanston, Illinois 60201

BASIC LEASE INFORMATION

Effective Date:	October 13, 2016

Tenant:	APTINYX INC., a Delaware corporation

Tenant’s Address:	909 Davis Street Evanston, Illinois 60201 Attn: Patricia Adams, Vice President of Human Resources and Administration

Guarantor:	None.

Landlord:	FSP 909 DAVIS STREET LLC, a Delaware limited liability company

Landlord’s Address:

Franklin Street Properties
401 Edgewater Place
Suite 200
Wakefield, Massachusetts 01880-6210

With a copy to:

NAI Hiffman Asset Management, LLC
909 Davis Street
Evanston, Illinois 60201
Attn: Building Manager

Premises:

Suite 600, composed of 16,519 square feet of Rentable Area on the sixth (6th) floor of the office building (the “Building”) located at 909 Davis Street, City of Evanston, Cook County, Illinois (“Land”). The Premises are outlined on the plan attached to the Lease as Exhibit “B”.

Term:

Sixty-five (65) months, commencing on April 1, 2017 (the “Commencement Date”), and ending at 5:00 p.m. on August 31, 2022, subject to adjustment, extension and earlier termination as provided in the Lease.

Renewal Option(s):	One five (5) year renewal in accordance with Exhibit “G” attached hereto.

Base Rental:

Period of Term	Annual Base Rental Rate Per RSF	Annual Base Rental		Monthly Installment

4/1/17 – 3/31/18	$18.00	$297,342.00	*	$24,778.50	*
4/1/18 – 3/31/19	$18.50	$305,601.48		$25,466.79
4/1/19 – 3/31/20	$19.00	$313,860.96		$26,155.08
4/1/20 – 3/31/21	$19.50	$322,120.56		$26,843.38
4/1/21 – 3/31/22	$20.00	$330,380.04		$27,531.67
4/1/22 – 8/31/22	$20.50	$141,099.80		$28,219.96
		(5 months)

* See Section 5(b) below regarding rent abatement.

Security Deposit:	$350,000.00 in the form of a Letter of Credit in accordance with the terms of Exhibit “M”, and subject to reduction as provided in Section 9 of Exhibit “M”.

Rent:	Base Rental, Tenant’s Share of Operating Costs and all other sums that Tenant may owe to Landlord under the Lease.

Improvement Allowance:	$25.00 per square foot of Rentable Area.

Permitted Use:

General office purposes consistent with comparable first class office buildings in Evanston, Illinois, provided Tenant may also use the Premises for a laboratory for research and development of medicine and drugs, and all ancillary uses related thereto, subject to and in accordance with the terms and conditions described in Section 4 below and Exhibit “N” to this Lease.

Tenant’s Share of Operating Costs:	8.464%

Initial Liability Insurance Amount:	$3,000,000.00

Brokers:	CBRE, Inc., for Tenant and Jones Lang LaSalle, for Landlord

Right of First Refusal	On all contiguous space on the fifth (5th) floor of the Building, in accordance with Exhibit “H” attached hereto.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

27.	Default by Tenant	24

28.	Default by Landlord	26

29.	Quiet Enjoyment	27

30.	Right to Relocate	27

31.	Holding Over	27

32.	Rights Reserved to Landlord	27

33.	Subordination to Mortgage; Estoppel Agreement	28

34.	Intentionally Omitted	28

35.	Attorney’s Fees	28

36.	No Implied Waiver	29

37.	Independent Obligations	29

38.	Recourse Limitation	29

39.	Notices	29

40.	Severability	29

41.	Recordation	29

42.	Governing Law	29

43.	Force Majeure	30

44.	Time of Performance	30

45.	Transfers by Landlord	30

46.	Commissions	30

47.	Financial Statements	30

48.	Tenant’s Standing and Authority	30

49.	Effect of Delivery of This Lease	30

50.	WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION	30

51.	Merger of Estates	31

52.	Survival of Indemnities and Covenants	31

53.	Headings	31

54.	Entire Agreement; Amendments	31

55.	Exhibits	31

56.	Joint and Several Liability	32

57.	Multiple Counterparts	32

58.	Mail	32

59.	Roof Rights	32

60.	OFAC and Anti-Money Laundering Compliance Certifications	32

61.	Landlord Cancellation Option	32

62.	Landlord’s Representations	32

ADDENDUM	DEFINITIONS

EXHIBIT “A-1”	LEGAL DESCRIPTION OF THE PROPERTY
EXHIBIT “A-2”	LEGAL DESCRIPTION OF THE RETAIL PARCEL
EXHIBIT “A-3”	EXCLUDED RETAIL PROPERTY
EXHIBIT “B”	FLOOR PLAN
EXHIBIT “C”	RULES AND REGULATIONS
EXHIBIT “D”	TENANT IMPROVEMENTS AGREEMENT
EXHIBIT “E”	PARKING
EXHIBIT “F”	CONFIDENTIALITY AGREEMENT
EXHIBIT “G”	RENEWAL OPTION
EXHIBIT “H”	RIGHT OF FIRST OFFER
EXHIBIT “I”	INTENTIONALLY OMITTED
EXHIBIT “J”	INTENTIONALLY OMITTED
EXHIBIT “K”	EXISTING EXPANSION RIGHTS AND ROFRS ENCUMBERING THE PREMISES
EXHIBIT “L”	INTENTIONALLY OMITTED
EXHIBIT “M”	LETTER OF CREDIT TERMS AND CONDITIONS
EXHIBIT “N”	LABORATORY USE RIDER

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) is executed effective as of September    , 2016 (the “Effective Date”), between FSP 909 DAVIS STREET LLC, a Delaware limited liability company (“Landlord”), and APTINYX INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1.             Definitions.  Capitalized terms used in this Lease and not defined elsewhere have the meanings given them below:

“After Hours HVAC Rate” means $125.00 per hour per floor for cooling and $75.00 per hour per floor for heating, subject to adjustment from time to time as provided in Section 9(a)(8) below.

“Alterations” shall have the meaning given such term in Section 15(a) hereto

“Base Rental” means the “Base Rental” set forth in the Basic Lease Terms.

“Broker” shall mean the broker(s) identified in the Basic Lease Terms.

“Building” means that certain office building known as 909 Davis Street, Evanston, Illinois 60201.

“Building Standard”  means the level of service or type of equipment standard in the Building or the type, brand and/or quality of materials Landlord reasonably designates from time to time to be the minimum type, brand or quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building, consistent with similar first class buildings in the Market Area.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State, or are in fact closed in, the State.

“Claims” means any and all liabilities, obligations, damages, claims, suits, losses, causes of action, lien, judgments and expenses (including court costs, reasonable attorneys fees and costs of investigation) of any kind, nature or description.

“Commencement Date”  means April 1, 2017.

“Common Areas”  means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including, but not limited to, tunnels, loading docks, walkways, sidewalks and driveways necessary for access to the Building, Parking Areas, Building lobbies (including those on floors with one tenant), atriums, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains, equipment rooms, risers and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas, including, but not limited to, any such areas so designated by Landlord on a single-tenant floor of the Building.

“Complex”  means the Property, the Building and the Parking Areas.

“Default Rate”  means the lesser of (1) the rate of twelve percent (12%) per annum, and (2) the maximum rate of interest then permissible for a commercial loan to Tenant in the State.

“Disability Laws” shall have the meaning given such term in Section 15(a) hereto.

“Dispute” shall have the meaning given such term in Section 6(e) hereto.

“Event of Default” shall have the meaning given such term in Section 27(a) hereto.

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; acts of war; terrorist actions; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord’s reasonable control.

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, solid waste, or words of similar import in any federal, state or local Law now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

“Landlord Related Party”  means any officer, director, partner, employee, member, agent or contractor of Landlord.

“Landlord’s Mortgagee” shall have the meaning given such term in Section 33(a) hereto.

“Landlord’s Notice Address” shall mean the address of Landlord set forth on the signature page of this Lease.

“Landlord’s Relocation Notice” shall have the meaning given such term in Section 30 hereto.

“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Complex or the use or occupancy of the Complex, including, without limitation, Hazardous Materials Laws, Rules and Regulations and Permitted Encumbrances.

“Lease Term”  means the period commencing on the Commencement Date and terminating on August 31, 2022.

“Lease Year”  means a period of twelve (12) consecutive calendar months with respect to each subsequent Lease Year.  The first Lease Year shall begin on the 1st day of the month following the Commencement Date unless the Commencement Date occurs on the 1st day of a month, in which event the first Lease Year shall begin on the Commencement Date.

“Market Area”  means the Evanston, Illinois submarket area.

“Miscellaneous Power” shall have the meaning given such term in Section 9(a)(6) hereto.

“Mortgage” shall have the meaning given such term in Section 33(a) hereto.

“New Premises” shall have the meaning given such term in Section 30 hereto.

“Non-Structural Alterations” shall have the meaning given such term in Section 15(a) hereto.

“Normal Business Holidays”  means New Year’s Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving and Christmas Day and any other day which shall be recognized by office tenants generally (excluding federal or state banking institutions) as a national holiday on which employees are not required to work.

“Normal Business Hours”  for the Building means 8:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Normal Business Holidays.

“OFAC” shall have the meaning given such term in Section 60 hereto.

“Offsite Parking Garage” means the off-site multi-level parking garage known as the Sherman Parking Garage located at 821 Davis Street, Evanston, Illinois.

“Operating Costs” shall have the meaning given to such term in Section 6(c) hereto.

“Parking Areas”  means those areas located upon the Property designated by Landlord, from time to time, to be parking areas.

“Permitted Encumbrances” means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Complex, provided Landlord shall not enter into any new easements, declarations, encumbrances, covenants, conditions, reservations, restrictions or other matters after the Effective Date which materially adversely affect Tenant’s rights or materially increase Tenant’s obligations hereunder.

“Permitted Transfer” shall have the meaning given such term in Section 18(a) of this Lease.

“Premises”  means the suite of offices, known as Suite No. 600, located upon the sixth (6th) floor of the Building and outlined on the floor plan attached to this Lease as Exhibit “B” and incorporated herein by reference, and consists of 16,519 square feet of Rentable Area.

“Primary Lease” shall have the meaning given such term in Section 33(a) of this Lease.

“Property” shall mean, collectively, the real property described on Exhibit “A-1”, the Building, and any other building or improvements now or hereafter constructed upon the real property described on Exhibit “A-1”, but excluding the parcel of real estate and air space having an address of 900-950 Church Street and more particularly described on Exhibit “A-2” attached hereto (the “Retail Parcel”) and excluding any business and trade fixtures, machinery and equipment owned, or leased from a third party, by the owner of the Retail Parcel, which are generally described on Exhibit “A-3” attached hereto, or a tenant of the Retail Parcel.

“Provider” shall have the meaning given to such term in Section 11(a) of this Lease.

“Relocation Effective Date” shall have the meaning given such term in Section 30 of this Lease.

“Rent”  means, collectively, the Base Rental, the Tenant’s Share of Operating Costs (as provided in Section 6), the amounts to be paid by Tenant pursuant to the Tenant Improvements Agreement (if any), and all other sums of money becoming due and payable to Landlord under this Lease.

“Rentable Area”  means (i) the “Usable Area” within any Premises (i.e., the gross area enclosed by the surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating such Premises from Service Areas and the corridor side of walls separating such Premises from Common Areas), plus (ii) a pro-rata part of the Common Areas and Service Areas within the Building.  The areas in clauses (i) and (ii) above include the area encompassed by any columns or other structural elements which provide support to the Premises or the Building, but exclude permanent vertical penetrations, such as fire stairs, elevator shafts, flues, pipe shafts and vertical ducts.  All references to “RSF” mean the square feet of Rentable Area.

“Rentable Area of the Building”  means (and is hereby deemed to be) 195,175 square feet of Rentable Area.

“Rentable Area of the Premises”  means (and is hereby deemed to be) 16,519 square feet of Rentable Area, irrespective of whether the same should be more or less as a result of variations resulting from later re-measurement or actual construction and completion of the Premises for occupancy.

“Review Fee” shall have the meaning given such term in Section 18(a) of this Lease.

“Rules and Regulations”  means the rules and regulations for the Complex set forth on Exhibit “C” attached of this Lease and incorporated herein by reference, and the rules and regulations for the Parking Areas, and any rules and regulations that may be adopted or altered by Landlord in accordance with Section 26 of Exhibit “C”.

“Security Deposit” means a Letter of Credit in the amount of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) in accordance with the terms of Exhibit “M” and subject to reduction as provided in Section 9 of Exhibit “M”, to be delivered by Tenant to Landlord contemporaneously with the Tenant’s delivery to Landlord of an executed copy of this Lease, such funds to be used by Landlord as described in Section 8 below.

“Service Areas”  means those areas, spaces, facilities and equipment serving the Building (whether or not located within the Building), but to which Tenant and other occupants of the Building will not have access, including, but not limited to, service elevators, mechanical, telephone, electrical, janitorial and similar rooms and air and water refrigeration equipment.

“State” means the State of Illinois.

“Substitute Tenant” shall have the meaning given such term in Section 27(f) of this Lease.

“Taxes”  means any general real property tax, improvement tax, gross receipt tax, margin tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any Taxing Authority.  The term “Taxes” includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Complex, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Complex.  The term “Taxes” does not include Landlord’s state or federal income, franchise, estate or inheritance taxes, or other taxes measured or determined based upon Landlord’s income other than rents at the Complex.  If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term “Taxes” for such calendar year. The “Taxes” for any given calendar year shall be those which accrue for such calendar year regardless of the year due and payable or paid (i.e. accounted on an accrual basis, not cash basis).

“Taxing Authority” means any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances.

“Tenant Improvements”  means those improvements to the Premises which Tenant elects to construct or have constructed in the Premises in accordance with the Tenant Improvements Agreement, if any.

“Tenant Improvements Agreement”  means an agreement between Tenant and Landlord for construction of improvements within the Premises attached as Exhibit “D” of the Lease.

“Tenant’s Notice Address” shall mean the address of Tenant set forth on the signature page of this Lease.

“Tenant Related Party”  means any officer, director, partner, employee, agent or contractor of Tenant.

“Tenant’s Share”  means the proportion which the Rentable Area of the Premises bears to the Rentable Area of the Building.  The initial Tenant’s Share shall be 8.464%.

“Transfer” shall have the meaning given such term in Section 18(a) hereto.

2.             Lease Grant.  Upon the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and the non-exclusive right to use the Common Areas, subject to all of the terms and conditions of this Lease (including the Rules and Regulations).

3.             Lease Term; Acceptance of Premises.

(a)           This Lease shall continue in force during a period beginning on the Effective Date of this Lease (though the Lease Term shall not commence and no Rent shall accrue until the Commencement Date) and ending on the expiration of the Lease Term, unless this Lease is terminated early (pursuant to a right to so terminate specifically set forth in this Lease) or extended to a later date pursuant to any other term or provision hereof.  Tenant currently occupies the Premises under a sublease from the current tenant of the Premises that expires on March 31, 2017 (the “Existing Sublease”) and Tenant has agreed to retain possession of the Premises on the Commencement Date in their “AS IS” condition (as described in Section 50 below).  If the current tenant (i.e., Tenant’s sublessor) or any other occupant of the Premises holds over and Landlord cannot acquire possession of the Premises prior to the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be deemed to be in default under this Lease or otherwise liable to Tenant for any claims, damages or liabilities in connection therewith; and in such event Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same.

(b)           Tenant acknowledges that it has had the opportunity to measure and confirm the square footage of Rentable Area contained in the Premises and the Building and by its execution of this Lease, waives any right to contest the amount of Rentable Square Feet contained in either of the foregoing.

4.             Use.  The Premises shall be used solely for general office purposes and for no other purpose.  Notwithstanding the foregoing sentence to the contrary, provided Tenant complies with the additional terms and conditions set forth in Exhibit “N” attached hereto, Tenant may also use the Premises for a laboratory for research and development of medicine and drugs, and all ancillary uses related thereto, consistent in all cases with the standards of comparable first class office buildings in Evanston, Illinois, and for no other use.  Tenant shall (i) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Related Parties and any of Tenant’s transferees, contractors or licensees in the Common Areas and the Complex, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms), but the fire alarm panel, sprinkler system and strobes serving the Premises shall be maintained by Landlord (subject to reimbursement pursuant to Section 6 below); and (iii) cooperate with Landlord and other tenants in the Building on Building safety matters.  Tenant acknowledges that Landlord is not a guarantor of the security or safety of Tenant, its employees and invitees or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

5.             Payment of Rent.

(a)           Except as otherwise expressly provided in this Lease, the Rent shall be due and payable to Landlord in advance in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord’s address as provided on the signature page of this Lease or to such other person or at such other address as Landlord may from time to time designate in writing.  Landlord may, at its option, bill Tenant for Rent, but no delay or failure by Landlord in providing such a bill shall relieve Tenant from the obligation to pay the Base Rental on the first (1st) day of each month as provided herein.  All payments shall be in the form of a check unless otherwise agreed by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.  The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease.  If the Lease Term commences on other than the first (1st) day of a calendar month, then the Base Rental for such partial month shall be prorated and paid at the rental rate applicable during the first full month of the Lease Term for which a payment of rent is due.  The Base Rental for the first full month of the Lease Term for which a payment of rent is due (i.e., the sixth [6th] full month of the Lease Term) plus an estimated monthly amount of Tenant’s Share of Operating Costs described in Section 6(a) herein, is being deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of an executed copy of this Lease and shall be applied to the payment of Base Rental and Tenant’s Share of Operating Costs, as the case may be, by Landlord for the appropriate periods without any further notice by Tenant.  If the Lease Term commences or ends at any time other than the first day of a calendar year, the Tenant’s Share of Operating Costs shall be prorated for such year according to the number of days of the Lease Term in such year.

(b)           Notwithstanding anything herein to the contrary, no Base Rental or Tenant’s Share of Operating Costs shall be due for the first five (5) months of the Lease Term.

6.             Operating Costs.

(a)           Tenant shall pay to Landlord Tenant’s Share of Operating Costs.  Prior to the commencement of each calendar year during the Lease Term, Landlord may, at its option, provide Tenant with a then current estimate of Operating Costs for the upcoming calendar year, and thereafter Tenant shall pay, as additional rental, in monthly installments, the estimated Tenant’s Share of Operating Costs for the calendar year in question.  In addition, if Landlord determines that any component of Operating Costs of the Complex has changed or is going to change prior to the end of a calendar year, Landlord shall have the right to revise its estimate of Operating Costs of the Complex to take into account such change and Tenant shall pay such adjusted amount thereafter; provided, however, Landlord agrees it will not revise the original estimate of Operating Costs of the Complex more than one time in any calendar year.  The failure of Landlord to estimate Operating Costs and bill Tenant on an annual basis shall in no event relieve Tenant of its obligation to pay Tenant’s Share of Operating Costs.  In the event the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Operating Costs shall be “grossed up” by increasing the variable components of Operating Costs (i.e., those that vary based on occupancy) to the amount which Landlord projects would have been incurred had the Building been ninety-five percent (95%) occupied during such year, such amount to be annualized for any partial year.  Landlord agrees that property taxes shall be based on annual assessments and shall not be “grossed up.”

(b)           On or before April 1 of each calendar year during Tenant’s occupancy (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as possible, Landlord shall furnish to Tenant a statement of Tenant’s Share of Operating Costs (the “Statement”) for the prior year.   In the event of an underpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Operating Costs and the actual amount of Tenant’s Share of Operating Costs, such underpayment shall be paid to Landlord within thirty (30) days after receipt by Tenant of an invoice therefore.  In the event of an overpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Operating Costs and the actual amount of Tenant’s Share of actual Operating Costs, and provided no Event of Default has occurred and is continuing and there are no amounts owing and unpaid by Tenant to Landlord, Landlord shall credit such overpayment against the next due installment of the estimated Tenant’s Share of Operating Costs for the upcoming calendar year. Any overpayment by Tenant during the last year of the then existing term shall be refunded by Landlord to Tenant within thirty (30) days following the expiration of such term.  The obligation to refund underpayments and overpayments shall survive the expiration of this Lease.

(c)           “Operating Costs” means all direct and, to the extent provided in Section 6(d)(1), indirect costs and expenses incurred in each calendar year of operating, maintaining, repairing, managing and, to the extent specifically provided below, owning the Complex, including, without limitation, the following:

(1)           Wages, salaries, benefits and other compensation of all employees engaged in the direct operation and maintenance of the Complex at or below the level of general manager or functional equivalent manager, employer’s social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries and other compensation, and the cost of medical, disability and life insurance and pension or retirement benefits for such employees; provided, however, with respect to employees engaged in the operation and maintenance of other buildings owned by Landlord (or an affiliate of Landlord), other than the Complex, such items shall be fairly apportioned among all such buildings;

(2)           Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair and management of the Complex;

(3)           Except for electricity to tenants’ premises (which shall be excluded from Operating Costs, as Tenant shall pay for electricity to the Premises directly to the service provider, as provided below), the cost of all utilities for the Complex (both interior and exterior), including, without limitation, the cost of water and power, electrical utilities for the Common Areas, sewage, heating, lighting, air conditioning and ventilation for the Complex;

(4)           Cost of all maintenance and service agreements for the Complex and surrounding grounds, including, but not limited to, janitorial service, pest control, security service and access control equipment, equipment leasing, energy management system leasing, snow and ice removal, landscape maintenance, alarm service, window cleaning, metal finishing, trash collection and removal and elevator maintenance, re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing parking areas and other paved surfaces serving the Building;

(5)           Cost of all insurance relating to the Complex, including, but not limited to, fire and extended coverage insurance, earthquake and flood insurance, environmental insurance, rental interruption insurance and liability insurance applicable to the Complex and Landlord’s personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as an Operating Cost);

(6)           All Taxes (if the amount of Taxes payable for any calendar year is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year);

(7)           Cost of repairs and general maintenance for the Complex (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties), including any costs to repair, replace or maintain the fire alarm panel, sprinkler system and strobes serving the Premises, other tenants’ premises, and the common areas of the Complex;

(8)           Costs of performing responsibilities allocable to the Complex and costs of contributions allocable to the common elements and operation of the Complex, including costs, expenses and charges incurred by Landlord in connection with public sidewalks, walkways, rights of way or other public facilities, or any easements or other appurtenances to the Property;

(9)           Legal expenses incurred with respect to the Complex which relate directly to the operation of the Complex and which benefit all of the tenants of the Complex generally, such as legal proceedings to abate offensive activities or uses or reduce property taxes (as set forth in Section 16(e) hereof), but excluding legal expenses related to the collection of Rent or to the sale, leasing or financing of the Complex;

(10)         Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed three percent (3%) of the gross revenues of the Complex;

(11)         Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or  applicable to the Complex, as of the Effective Date of this Lease;

(12)         Amortization of the cost of installation of capital investment items which (A) Landlord reasonably believes will either (i) reduce (or avoid increases in) Operating Costs, or (ii) promote safety, (B) may be required in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but was not in effect or applicable to the Complex, as of the Effective Date of this Lease, or (C) may be required to cause the Building or the Complex to comply with or be certified under any so-called green/LEED program(s) undertaken or maintained by Landlord.  All costs of such capital investment items shall be amortized, together with an amount equal to interest at twelve percent (12%) per annum, with the amortization schedule being determined in accordance with generally accepted accounting principles and in no event shall the amortization period be less than three years or extend beyond the remaining useful life of the Building;

(13)         Costs of ad valorem tax consultants;

(14)         such other costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating an office building project similar to the Complex; and

(15)         all costs of maintaining the certification of the Building or Complex under any so-called green/LEED program(s) undertaken or maintained by Landlord, including, without limitation all costs related to the management and reporting in connection thereto.

(d)           Notwithstanding anything to the contrary in this Lease, Operating Costs shall not include any expenses or costs for the following items:

(1)           Except as provided in Section 6(c)(12), costs that under generally accepted accounting principles are required to be classified as capital expenditures, and related amortization thereof;

(2)           Except as provided in Section 6(c)(12), depreciation or amortization of the Building or its contents or components;

(3)           Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Building;

(4)           Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including, but not limited to, marketing costs and leasing commissions;

(5)           Except as provided in Section 6(c)(9), legal expenses;

(6)           Interest, amortization or other costs associated with any mortgage, loan or refinancing of the Complex;

(7)           Any ground rent incurred for the Complex;

(8)           Any costs of services performed for any tenant of the Complex, to the extent that such services are not made available to Tenant under this Lease;

(9)           The costs of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain, to the extent of insurance proceeds or a condemnation award received for such purposes;

(10)         The costs in excess of $10,000 per year of correcting defects in the design or construction of any latent defect in the original construction of all or any portion of the Building or Complex infrastructure or the Building’s mechanical, electrical, plumbing or HVAC systems;

(11)         Costs (including, without limitation, attorney’s fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability;

(12)         Any cost included in Operating Costs representing an amount paid to Landlord or to a person, firm, corporation, or other entity affiliated with or related to Landlord to the extent in excess of the amount which would have been paid to a third party on an arms-length basis in the absence of such affiliation or relationship;

(13)         Salaries of employees engaged in the direct operation and management of the Complex above the level of general manager or functional equivalent manager;

(14)         Costs of mortgaging any of Landlord’s interest in all or any part of the Building or Complex;

(15)         Any costs arising from any retail space in the Complex; and

(16)         Landlord’s general overhead to the extent that same is not fairly allocable to the Complex.

(e)           If there exists any dispute as to the calculation of Tenant’s Share of Operating Costs (a “Dispute”), the events, errors, acts or omissions giving rise to the Dispute shall not constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below.  If there is a Dispute, Tenant shall so notify Landlord in writing within sixty (60) days after receipt of the Statement.  Such notice shall specify the items in Dispute.  Notwithstanding the existence of a Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease, provided such payment shall be without prejudice to Tenant’s position.  Upon receipt of such payment, Landlord shall thereafter provide Tenant with such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute; provided, however, that Landlord shall not be required to provide any supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full.  If Landlord and Tenant are unable to resolve such Dispute, such Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6(f).  The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute).  If a Dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days thereafter, refund any overpayment to Tenant, together with interest from the time of such overpayment at ten percent (10%) per annum.  The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6(f), and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision.  If Tenant fails to dispute the calculation of Tenant’s Share of Operating Costs in accordance with the procedures and within the time periods specified in this Section 6(e), or request an audit of the Operating Costs in accordance with the procedures and within the time periods specified in Section 6(f), the Statement shall be considered final and binding for the calendar year in question.

(f)            Tenant, at Tenant’s expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days’ prior written notice (such written notice to be given within thirty [30] days following Tenant’s receipt of Landlord’s Statement delivered in accordance with Section 6(b)) to Landlord, to audit Landlord’s books and records relating to Operating Costs for the immediately preceding calendar year only; provided that such audit must be concluded within one hundred twenty (120) days after Tenant’s receipt of Landlord’s Statement for the year to which such audit relates; and provided further that the conduct of such audit must not unreasonably interfere with the conduct of Landlord’s business.  Without limitation upon the foregoing, Tenant’s right to audit Landlord’s books and records shall be subject to the following conditions:

(1)           Such audit shall be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

(2)           Tenant shall deliver to Landlord a copy of the results of such audit within five (5) Business Days after written request by Landlord;

(3)           No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including any failure by Tenant to pay an amount in Dispute;

(4)           Tenant shall reimburse Landlord within ten (10) days following written demand for the reasonable cost of all copies requested by Tenant’s auditor;

(5)           Such audit must be conducted by an independent, nationally-recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of Exhibit “F” attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant;

(6)           No subtenant shall have the right to audit;

(7)           If, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6(f)(8) will apply to the assignee’s right to audit; and

(8)           Any assignee’s (other than an assignee pursuant to a Permitted Transfer, as hereinafter defined) audit right will be limited to the period after the effective date of the assignment.

(g)           Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant’s Share of Operating Costs within thirty (30) days after delivery of such audit to Landlord.  In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if no Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance.  In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items.  If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute.  If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution.  The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute).  The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision. Promptly upon the undisputed determination of the results of such audit or the resolution of a disputed audit, the parties shall execute a memorandum indicating acknowledgment of such determination or resolution, as the case may be.

7.             Late Payments; Dishonored Checks.

(a)           In the event any installment of Rent is not received within five (5) Business Days after the date due (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Rent, a late payment charge equal to five percent (5%) of the installment of Rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments.  Notwithstanding the foregoing, with respect to the first (1st) two (2) delinquencies, the late payment charge shall be waived so long as the delinquent sum is paid within five (5) Business Days after written notice of such delinquency.  In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease.

(b)           In addition to the late payment charge contained in Section 7(a), all Rent, if not paid within thirty (30) days of the date due, shall, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the Default Rate.

(c)           If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a “NSF” fee of $25.00.

8.             Security Deposit.  The Security Deposit shall be deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of this Lease.  The Security Deposit shall be held by Landlord, without liability for interest, as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant.  Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder following the expiration of any applicable cure periods.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount required hereunder, from time to time.  If Landlord transfers its interest in the Complex during the term of this Lease, Landlord may assign the Security Deposit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of such Security Deposit.  Upon application of all or any part of the Security Deposit, Tenant must upon demand restore the Security Deposit to the amount required hereunder, from time to time.  No application of the Security Deposit by Landlord will be deemed to have cured Tenant’s default.  Tenant waives all provisions of Laws, now or hereinafter in force, which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.  The Security Deposit will be released to Tenant within thirty (30) days of the surrender of the Premises to Landlord subject to any deductions made by Landlord pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained herein, Tenant shall provide the Security Deposit in the form of a Letter of Credit in accordance with Exhibit “M” attached hereto.

9.             Services to be Furnished by Landlord.

(a)           Landlord agrees to furnish Tenant the following services:

(1)           Facilities for hot and cold water at those points of supply provided for general use of other tenants in the Building and as necessary to service any kitchen facilities and restrooms within the Premises approved by Landlord and provided solely for the use of Tenant and its employees, and central heat and air conditioning in season (the cost of such service to be paid by Tenant and other tenants of the Complex in accordance with Section 6(c)(3) during Normal Business Hours, and the cost of such service during other than Normal Business Hours to be paid as set forth in Section 9(a)(8)).

(2)           Routine maintenance for all Common Areas and Service Areas of the Building in the manner and to the extent necessary to maintain the same in first class condition.

(3)           Janitorial service, five (5) days per week, exclusive of Normal Business Holidays, at a level comparable to that provided in similar first class office buildings within a three (3) mile radius of the Building.

(4)           All Building Standard fluorescent and incandescent bulb and ballast replacement in the Premises, the Common Areas and the Service Areas, provided Tenant shall be charged Landlord’s standard Building charge for all replacements of same in the Premises during the Term (provided the cost of same provided to other tenants’ premises shall be excluded from “Operating Costs”).

(5)           Limited access to the Building (or to the floor on which the Premises are located) during other than Normal Business Hours through the use of master entry cards and/or keys.  Landlord shall have no liability to Tenant, its employees, agents, contractors, invitees, or licensees for losses due to theft or burglary (other than theft or burglary committed by employees of Landlord), or for damages done by unauthorized persons in the Premises or on the Complex.  Tenant shall cooperate fully in Landlord’s efforts to control access in the Building and shall follow all regulations promulgated by Landlord with respect thereto which are adopted in accordance with Exhibit “C”.

(6)           Proper facilities to furnish (A) Building Standard lighting, and (B) sufficient electrical power for normal office machines (including electric typewriters, desk-top computer facilities and desk-top word processing facilities) and other machines of similar electrical consumption (“Miscellaneous Power”).

In the event Landlord determines that Tenant will require, or is consuming, special lighting in excess of Building Standard or Miscellaneous Power in excess of the Building Standard, Tenant shall reimburse Landlord for the cost of any additional equipment, such as transformers, risers and supplemental air conditioning equipment, which Landlord’s engineer reasonably deems necessary to accommodate such above-standard consumption (without implying any obligation on the part of Landlord to accommodate such use). Tenant shall have all charges for the electricity separately metered to the Premises billed directly to Tenant and Landlord shall make a corresponding adjustment to Tenant’s Share of Operating Costs.  The Premises are separately metered for electricity.  Tenant shall obtain electricity directly from the utility company and pay the utility company directly for such electricity

(7)           Passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty-four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon reasonable prior notice to Landlord and reasonable approval of the Building manager.  Any passenger or freight elevator use shall be subject to the Rules and Regulations for the Building and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

(8)           Heating and air conditioning during other than Normal Business Hours shall be furnished only upon the prior request of Tenant made in accordance with such reasonable procedures as are, from time to time, prescribed by the Building manager, and Tenant shall bear the cost of such heating and air conditioning service at the After Hours HVAC Rate; provided, however, there shall be a two (2) hour minimum charge when such service is requested and the After-Hours HVAC Rate may be adjusted, from time to time, to reflect increases in the costs incurred by Landlord in providing such service.  In the event any other tenant within the same HVAC zone as the Premises also requests after-hours heating or air conditioning during the same period as Tenant, Landlord shall equitably allocate the cost thereof among all tenants within the same HVAC zone requesting such service.

(b)           In the event Landlord agrees to provide any additional services at the specific request of Tenant, without implying any obligation on the part of Landlord to do so, the provision of such services shall, unless otherwise specifically agreed in writing, be subject to the availability of Building personnel, and, if the provision of any such service requires Landlord to incur any out-of-pocket cost, Tenant shall reimburse Landlord for the cost of providing such service (plus an administrative charge equal to five percent [5%] of such cost, plus applicable sales tax) within ten (10) days following receipt of an invoice from Landlord.  Unless Landlord has agreed with Tenant to the contrary in writing, Landlord may discontinue the provision of such additional service at any time upon thirty (30) days advance written notice (or immediately upon the occurrence of an Event of Default).

The unintentional failure by Landlord, to any extent, to furnish services required to be furnished by Landlord hereunder, or any cessation thereof, shall not render Landlord liable in any respect for damages (including, without limitation, business interruption damages) to persons or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement set forth in this Lease.  Should any of such services be interrupted, Landlord shall use reasonable diligence to restore the same promptly, but Tenant shall have no claim for rebate of Rent, damages or eviction on account thereof.  Notwithstanding the foregoing, subject to Section 24 (Casualty Damage) and Section 25 (Condemnation), if there is an interruption in essential services to be provided by Landlord which is (a) specific to the Building (as opposed to an interruption or curtailment in such services which extends beyond the Building to include other properties), (b) causes the Premises to be untenantable, and (c) is not caused by an event of Force Majeure, then Tenant will be entitled to deliver Landlord a notice stating that if the untenantability caused by the interruption is not cured within five (5) Business Days, Tenant will be entitled to an abatement of Base Rental as provided in this section.  If Tenant properly delivers such an abatement notice to Landlord, and the untenantability caused by the interruption in such services is not remedied within seven Business Days after Landlord receives Tenant’s abatement notice, then Tenant shall thereafter be entitled to an abatement of Base Rental and Tenant’s Share of Operating Costs (in proportion to the portion of the Premises rendered untenantable by the interruption in such services) until such services are restored.

10.          Graphics; Signage.  Tenant shall have the right to maintain its building monument signage and signage at the entrance to the Premises that are existing and in place as of the date of this Lease (the “Existing Signage”).  Any other signage requested by Tenant in addition to the Existing Signage shall be subject to the prior approval of Landlord and shall be provided, constructed and installed by Landlord; provided, however, Tenant shall reimburse Landlord for Landlord’s cost of providing such service, plus an administrative charge equal to ten percent (10%) of Landlord’s cost.  All such additional signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall remove all of Tenant’s signage upon the termination of this Lease and repair any damage caused by such removal.

11.          Telecommunications.

(a)           In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant’s execution of this Lease (“Provider”), such Provider shall be required to obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, before installing its lines or equipment within the Complex.  In no event shall the Provider be permitted to provide service to any occupant of the Complex other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

(b)           The installation of lines or equipment by the Provider shall be subject to the satisfaction of the following conditions:

(1)           Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Tenant’s Share of Operating Costs  all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally;

(2)           Prior to commencement of any work in or about the Building by Provider, Provider shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Provider;

(3)           Prior to the commencement of any work in or about the Building by the Provider, (i) the Provider shall consult with Landlord’s Building manager regarding the Building requirements regarding the installation of telecommunications equipment and cabling and shall comply with same, and (ii) the Provider shall agree to abide by the Rules and Regulations applicable to the work and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and the Landlord, including, without limitation, providing security in such form and amount as determined by Landlord;

(4)           Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the Provider’s equipment and materials;

(5)           The Provider is licensed and reputable; and

(6)           The Provider agrees to compensate Landlord for space used in the Building for the storage and maintenance of the Provider’s equipment and for all costs that may be incurred by Landlord in arranging for access by the Provider’s personnel, security for Provider’s equipment, and any other such costs as Landlord may reasonably expect to incur.

(c)           If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s reasonable costs in connection therewith).  Upon the expiration or earlier termination of this Lease, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove.  Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building

(d)           Landlord’s consent under this section shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of Provider.

(e)           Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole risk and  expense of Tenant.

(f)            Tenant agrees that, to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord shall have no obligation or  liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

(g)           The provisions of this Section 11 may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party.  No Provider shall be deemed a third party beneficiary of this Lease.

12.          Repair and Maintenance by Landlord.  Except as provided in Section 14, Landlord shall be responsible for the maintenance and repair of exterior and load-bearing walls, floors (but not floor coverings), mechanical, electrical, plumbing and HVAC systems and equipment which are Building Standard, the roof of the Building, the Common Areas, the Service Areas, the Parking Areas and the fire alarm panel, sprinkler system and strobes serving the Premises, in good condition and repair, reasonable wear and tear and damage due to casualty excepted, so as to maintain the condition of the Building consistent with similar first class buildings in the Market Area.  In no event shall Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are not Building Standard.  Tenant will cooperate with Landlord to facilitate the performance of Landlord’s obligations under this Section 12, including any entry by Landlord into all or any portion of the Premises and the temporary relocation of items of Tenant’s personal property, all as Landlord may determine is reasonably necessary to properly perform such obligations.  All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency.  If Tenant believes any maintenance or repair Landlord is obligated under this Section 12 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair.  Landlord will not be deemed to have failed to perform its obligations under this Section 12 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair.  Repairs and maintenance by Landlord pursuant to this Section 12 are included in Operating Costs, except to the extent excluded by Section 6(d).  Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property, except to the extent resulting from the gross negligence or willful misconduct of Landlord, or the use of, any adjacent or nearby building, land, street, or alley.

13.          Maintenance by Tenant.  Except for Landlord’s obligations described in Section 12 above and any janitorial services provided by Landlord under Section 9 above, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear and damage due to casualty excepted, so as to maintain the condition of the Premises consistent with similar premises in first class buildings in the Market Area, which obligations of Tenant will include, without limitation, the maintenance, repair and replacement of all: (a) interior surfaces of exterior walls and demising walls; (b) interior walls, moldings, partitions and ceilings; (c) carpeting; (d) non-structural interior components; (e) interior windows, plate glass and doors; (f) kitchen or break-room fixtures, appliances and equipment; and (g) Tenant’s personal property situated in the Premises. Tenant will also pay or reimburse Landlord for (or, at Landlord’s option, perform) the repair or replacement of any waste or excessive or unreasonable wear and tear to the Premises or the Complex caused or permitted by Tenant.  Any repairs or replacements performed by Tenant pursuant to this Section must be at least equal in quality and workmanship to the original work, be in accordance with all Laws and comply with Landlord’s sustainability practices, including any third-party rating systems concerning environmental compliance of the Building or Complex, as the same may change from time to time.  At the expiration or early termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss (unless caused by Tenant) excepted.

14.          Repairs by Tenant.  Tenant shall, at Tenant’s cost, repair or replace any damage to the Premises (including doors and door frames, interior windows and any kitchen equipment, such as dishwashers, sinks, refrigerators, trash compactors and plumbing and other mechanical systems related thereto) that is not caused by Landlord or that is not within the responsibility of Landlord under the Tenant Improvements Agreement, if any, and any damage to the Complex, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage shall be repaired by Landlord, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to five percent (5%) of the cost of such repairs or replacements.  If Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, Landlord may, at Landlord’s option, make such repairs or replacements, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to five percent (5%) of the cost of such repairs or replacements.  Reimbursement for all repairs performed by Landlord pursuant to this Section 14 shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant’s receipt of an invoice from Landlord.  Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord’s insurance, in whole or in part, Tenant’s liability under this Section 14 shall be limited to the deductible payable by Landlord and any portion of the cost of repairing such damage not covered by Landlord’s insurance.  In connection with repairs or replacements made by Tenant, Tenant shall provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of “as-built” plans and specifications and other information or documentation reasonably required by Landlord, including evidence of the lien-free completion of such repairs or replacements.

15.          Alterations, Additions, Improvements.

(a)           Tenant will make no alteration, change, improvement, replacement or addition to the Premises (collectively, “Alterations”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to interior Alterations which will not affect, in any way, the mechanical, electrical, plumbing, HVAC, structural and/or fire and life safety components of the Building (“Non-Structural Alterations”).  Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval (such approval not to be unreasonably withheld or delayed) prior to commencing any Alterations.  All Alterations (including any Non-Structural Alterations) shall be performed by union contractors approved by Landlord, which approval shall be granted or denied within five (5) Business Days after Landlord’s receipt of (i) Tenant’s written request for approval, (ii) certificates of insurance for each such union contractor evidencing the insurance required by this Section 15(a), and (iii) a project directory.  All Alterations shall be done in a good and workmanlike manner, in compliance with all applicable laws, including, but not limited to, Title III of The Americans With Disabilities Act of 1990 or any applicable local or state Law regarding handicapped access (collectively, the “Disability Laws”) and in accordance with Landlord’s sustainability practices (of which Tenant has received prior written notice) under any so-called green/LEED program(s) undertaken or maintained by Landlord.  Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit.  Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Tenant shall require that any contractors used by Tenant carry a comprehensive liability (including builder’s risk) insurance policy in such amounts as Landlord may reasonably require and provide proof of such insurance to Landlord prior to the commencement of any Alterations and Tenant shall require that any contractors used by Tenant comply with such rules and regulations imposed by Landlord from time to time, including such rules and regulations related to so-called green/LEED program(s) undertaken or maintained by Landlord.  TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT, EXCEPT TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.  All persons performing work in the Building at the request of Tenant shall register with the Building manager prior to initiating any work.  Upon completion of any Alterations, Tenant shall provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final “as built” plans and specifications, together with evidence of the lien-free completion of such Alterations.  Except for the Tenant Improvements (which shall be governed by the Tenant Improvements Agreement [if any]), all Alterations now or hereafter placed or constructed on the Premises at the request of Tenant shall be at Tenant’s cost.  If Tenant performs such Alterations, an amount equal to ten percent (10%) of the estimated cost of such Alterations shall be deposited with Landlord within ten (10) days following Tenant’s receipt of an invoice from Landlord and upon Tenant completing all “punch list” items with respect to such Alterations, such retained amount will be returned to Tenant when all such punch list items are completed lien-free and to Landlord’s satisfaction.  Tenant shall pay to Landlord a construction supervision fee equal to five percent [5%] of the hard costs of the Alterations with respect to any Alterations (other than Permitted Alterations).  Notwithstanding the foregoing, Tenant may make alterations (collectively, the “Permitted Alterations”) of a purely non-structural, decorative nature without Landlord’s prior written consent if Tenant provides Landlord with reasonable prior notice of such alterations and with plans and specifications for such alterations (if such plans and specifications were required to be submitted by Landlord for its approval as provided herein) and such alterations (a) do not require the issuance of a building permit, (b) do not exceed $25,000.00 in cost, and (c) do not affect the base building mechanical, electrical, plumbing, HVAC and/or fire and life safety systems or equipment in the Building.

(b)           Upon the expiration or early termination of this Lease, Tenant shall remove its personal property, trade fixtures, office supplies, laboratory equipment and installations (if any) and movable office furniture and equipment not attached to the Building and (1) such removal shall be made prior to the termination or expiration of the Lease Term; and (2) Tenant shall promptly repair all damage caused by such removal.  All other property at the Premises, any Alterations to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor.  If, however, Landlord so requests in writing, Tenant will, at Tenant’s sole cost and expense, prior to the termination or expiration of the Lease Term, remove any and all trade fixtures, office supplies and office furniture and equipment placed or installed by Tenant in the Premises, and any Tenant Improvements and Alterations (including any non-Building Standard Alterations and any specialty improvements) installed by Tenant or installed by Landlord at Tenant’s request in the Premises and which Landlord designated as being subject to removal at the time of Landlord’s approval of plans (with respect to the Tenant Improvements) or upon Tenant’s written request at the time of Landlord’s consent (or if no consent was required, at the time Landlord was notified thereof) (with respect to any Alterations other than the Tenant Improvements), and will repair any damage caused by such removal. In addition, Tenant shall, at Tenant’s expense, remove all of Tenant’s telecommunications equipment and racks, including removal from the Premises or from risers or other Common Areas of all cabling installed by Tenant or for the exclusive use of Tenant, and Tenant shall  promptly repair, at Tenant’s expense, any damage caused by such removal.

16.          Laws and Regulations; Green/LEED Programs; Disability Laws; Building Rules and Regulations.

(a)           Tenant, at Tenant’s sole cost and expense, shall comply with all current and future federal, state, municipal Laws applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all Hazardous Materials Laws; will not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate increased (or, at Landlord’s option, Landlord may allow Tenant to engage in such activity provided Tenant pays for any such increase in the insurance rate); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the reasonable judgment of Landlord, appreciably damage Landlord’s goodwill or reputation, or tend to injure or depreciate the value of the Building.  Without limiting the foregoing, Tenant shall not place or permit to remain within the Premises any “hazardous materials” or “hazardous substances” as such terms are now or hereafter defined under applicable Hazardous Materials Laws, except cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements. Notwithstanding the foregoing, nothing in this Section 16(a) shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, any restrooms within the Building (other than restrooms constructed by or at the special request of

Tenant) or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant.

(b)           Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to (1) the Premises, (2) the Tenant Improvements, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (4) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant.  Notwithstanding any provision of this Section 16 to the contrary, Landlord, at its sole cost, shall be responsible for compliance with Disability Laws with respect to the Common Areas (including restrooms located upon floors leased by Tenant) and the Service Areas.  Neither party shall be in default under this Section 16(b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.  Except as otherwise provided in Section 16(a) above, Tenant shall not be responsible for compliance with any Laws requiring (a) structural repairs or modifications, (b) repairs, replacements or modifications to the utility or building service equipment, or (c) installation of new or modification of existing building service equipment, such as fire detection or suppression equipment, unless such repairs, replacements, modifications or installations shall (i) be due to Tenant’s particular manner of use of the Premises (as opposed to office use generally), (ii) be due to the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant, and/or (iii) be due solely to Alterations made by or for Tenant.

(c)           Tenant shall cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services necessary for the operation of the Premises or the Complex and such other rules and regulations Landlord may prescribe in connection with any so-called green/LEED program(s) undertaken or maintained by Landlord, including, without limitation, surveys adopted by Landlord from time to time for the Building and maintaining and reporting utility consumption data in a format prescribed by Landlord.  Landlord and its contractors shall have free access to any and all mechanical installations in the Premises at all reasonable times and upon prior written notice to Tenant (provided that no such notice or reasonable time requirement shall be required in the case of emergency or to perform repairs or other services otherwise required by Landlord under this Lease), and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations.  Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord’s mechanical installations in the Premises or the Complex.  Further, Tenant shall not use or operate the Premises in any manner that will cause the Premises, Building or Complex or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Premises, Building or Complex issued pursuant to any so-called green/LEED program(s) undertaken or maintained by Landlord, provided Tenant has prior written notice thereof.

(d)           Tenant shall comply with the Rules and Regulations and shall cause all of its agents, employees, contractors, invitees and visitors to do so.  All changes to such Rules and Regulations shall be sent by Landlord to Tenant in writing.  Landlord shall have no liability to Tenant or any other person for its failure to enforce the Rules and Regulations.

(e)           Tenant, at its sole cost and expense, will regularly monitor the Premises for the presence of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints of indoor air quality at the Premises.  If Tenant discovers the existence of any mold or conditions referred to above, Tenant will notify Landlord and Landlord shall retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and Landlord.  If the inspection report concludes that mold is present in the Premises and such presence is due to actions, omissions or negligence of Tenant, Tenant will be responsible for the cost of such inspection and the cost of remediation.  If the inspection report concludes that mold is present in the Premises and such presence is due to actions, omissions or negligence of Landlord, Landlord will be responsible for the cost of such inspection and the cost of remediation. If the inspection report concludes that mold is present in the Premises, Landlord will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises and upon Landlord’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable Laws.  To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable Laws.

(f)            Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Taxes.  Tenant has no right to protest any Tax and/or the appraised value of the Building determined by any taxing authority.  Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any taxing authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any taxing authority (except in connection with an audit of Operating Costs); and (c) appeal any order of a taxing authority which determines any such protest.  Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.  If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord’s other rights and remedies, Tenant must pay or otherwise reimburse Landlord for costs incurred in contesting any Taxes.  If, as a result of Tenant’s tax protest or appeal, an increase in the value of the Complex occurs, then Tenant must pay Landlord, in addition to Tenant’s Share of the costs incurred by Landlord in contesting such Taxes, an amount equal to Tenant’s Share of the additional Taxes, such amount to be calculated based upon the increase in value multiplied by the tax rate estimated to be in effect for each year during the balance of the Lease Term (and to the extent applicable, any extension of the Lease Term).  Tenant’s Share of Landlord’s costs incurred in connection with contesting the Taxes must be paid by Tenant within five days following written demand by Landlord.

(g)           TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH THE FAILURE OF TENANT TO FULLY COMPLY WITH ITS OBLIGATIONS SET FORTH IN THIS SECTION 16 OR FROM THE PRESENCE, TREATMENT, STORAGE, TRANSPORTATION, DISPOSAL, RELEASE OR MANAGEMENT OF HAZARDOUS MATERIALS IN, ON, UNDER, UPON OR FROM THE PROPERTY RESULTING FROM OR RELATING TO TENANT’S USE OF THE PREMISES OR THE COMPLEX.  The obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease

17.          Entry by Landlord.

(a)           Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered.  Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable.  Janitorial and cleaning services shall be performed after Normal Business Hours.  Any entry or work by Landlord may be during Normal Business Hours after reasonable notice to Tenant (except in the case of an emergency) and Landlord agrees to use reasonable efforts to minimize interference with Tenant’s occupancy of the Premises as a result of any such entry or work.

(b)           If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord’s agent shall accord reasonable care to Tenant’s property), and without relieving Tenant of any obligations under this Lease.

(c)           Subject to the requirements set forth in Section 17(a) above, Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws (including Hazardous Materials Laws) or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Building and the systems serving the Building.  Landlord’s rights under this Section 17 are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws as a result of the exercise or non-exercise of such rights.

(d)           Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.  Landlord agrees to use reasonable efforts to minimize interference with Tenant’s occupancy of the Premises as a result of any such entry or work and to give Tenant reasonable prior written notice of any such entry or work, except in the case of an emergency.

18.          Assignment and Subletting.

(a)           Except for a Permitted Transfer (as defined below), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 18 as a “Transfer”) without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) and any attempt to effect a Transfer without such consent of Landlord shall be void and of no effect.  In order for Tenant to make a Transfer, Tenant must request in writing Landlord’s consent at least thirty (30) days in advance of the date on which Tenant desires to make a Transfer and pay Landlord a $250.00 fee for reviewing such request (the “Review Fee”).  Such request shall include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer.  Landlord shall, within ten (10) Business Days following receipt of such request, notify Tenant in writing that Landlord elects (1) except in the case of a Permitted Transfer (as defined below), to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, (2) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (3) to refuse consent to Tenant’s requested Transfer and to continue this Lease in full force and effect as to the entire Premises.  If Landlord elects options (1) or (3) above, Landlord shall return the Review Fee to Tenant.  If Landlord elects option (1) above, then Tenant may within ten (10) Business Days following Tenant’s receipt of Landlord’s notice to Tenant of such election, rescind its request for consent to the Transfer and this Lease shall continue in full force and effect.  If Landlord elects to exercise option (2) above, Tenant agrees to provide, at its expense, direct access from any sublet space or concession area to a public corridor of the Building, and such other improvements, alterations or additions as may be required by applicable law.  The prohibition against a Transfer contained herein shall be construed to include a prohibition against any Transfer by merger, sale of assets, sale of a controlling interest in stock or by operation of law. Notwithstanding the foregoing or anything else to the contrary in this Lease, if no Event of Default has occurred and is continuing, Tenant shall have the right, subject to Section 18(b), to make a Transfer of this Lease without the prior written consent of Landlord (a “Permitted Transfer”) (i) to a parent or subsidiary of Tenant or any entity under common control with Tenant or (ii) in connection with (A) the merger, acquisition, consolidation or reorganization of Tenant or (B) the sale of all or substantially all of Tenant’s assets, so long as, with respect to any Transfer referred to in the preceding clauses (i) and (ii), such transferee has a tangible net worth equal to the tangible net worth of Tenant on the date of this Lease and the transferee intends to use the Premises in a comparable manner to Tenant’s use.  Any assignment or sublease must be in writing and Tenant shall have provided Landlord with copy of the executed copy of assignment or sublease within ten (10) Business Days after the date of such sublease or assignment.

(b)           Notwithstanding that the prior express written consent of Landlord to a Transfer may have been obtained under the provisions of Section 18(a) or that such permission is not required, the following shall apply to all Transfers:

(1)           Tenant shall, in the case of an assignment, cause the assignee to expressly assume in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such transferee shall be jointly and severally liable therefor along with Tenant (i.e, Landlord’s consent to any Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor);

(2)           In the event that the rent or other consideration due and payable by a sublessee or assignee under any such permitted sublease or assignment exceeds the Rent for the portion of the Premises so transferred, then Tenant shall pay to Landlord, as additional Rent, fifty percent (50%) of all such excess rental and other consideration, after deducting the amortized costs incurred by Tenant in connection with the sublease or assignment (which may include, without limitation, marketing costs, rent abatement, construction allowances, brokerage fees and attorneys’ fee), which costs shall be amortized over the term of the Transfer, immediately upon receipt thereof by Tenant from such transferee;

(3)           No usage of the Premises different from the usage herein permitted to be made by Tenant shall be permitted, and all of the terms and provisions of this Lease shall continue to apply after a Transfer; and

(4)           Any such transferee’s obligations shall include, without limitation, the obligation to pay Rent as to the portion of the Premises subject to the Transfer, and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons. Landlord may collect Rent directly from the transferee and apply the net amount collected to the Rent reserved in this Lease, without the requirement of any consent or approval from Tenant.

(c)           The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer.  If this Lease, the Premises or the Tenant’s leasehold interest therein, or if any portion of the foregoing is transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

(d)           No assignee or subtenant of the Premises shall be a then-existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing with regard to leasing space in the Building or with whom Landlord has had any dealings with the past six months with regard to leasing space in the Building, unless Landlord does not have suitable space within the Complex to accommodate such party’s needs.

(e)           For purposes of this Section 18, and in addition to any other reasonable grounds for denial, Landlord’s consent to a Transfer will be deemed reasonably withheld if, in Landlord’s good faith judgment, any one or more of the following apply: (a) the proposed transferee does not have the financial strength to perform the Tenant’s obligations under this Lease; (b) the business and operations of the proposed transferee are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) either the proposed transferee, or any Affiliate of the proposed transferee, occupies or is negotiating with Landlord to lease space in the Building, subject, however, to the provisions of Section 18(d) above; (d) the proposed transferee does not have a good business reputation; (e) the proposed use of the Premises by the proposed transferee may or will cause the Building or Complex or any part thereof not to conform with any so-called green/LEED program(s) undertaken or maintained by Landlord; (f) the presence in the Premises of the proposed transferee would, in Landlord’s reasonable judgment, impact the Building or the Complex in a negative manner; (g) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal renting purposes, or is otherwise not readily divisible from the Premises; (h) the Transfer would require alterations to the Building or the Complex to comply with applicable Laws; (i) the transferee is a government (or agency or instrumentality thereof); or (j) an Event of Default exists under this Lease and has not been waived by Landlord at the time Tenant requests consent to the proposed Transfer.

19.          Mechanic’s Liens.  Tenant will not permit any mechanic’s liens, materialmen’s liens or other liens to be placed upon the Premises or the Complex for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises or the Complex.  In the event any such lien is attached to the Premises or the Complex and not discharged by payment, bonding or otherwise within fifteen (15) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for the aforesaid purpose shall be paid by Tenant to Landlord within ten (10) days after written demand as additional Rent and shall bear interest at the Default Rate from the date such demand by Landlord is received by Tenant until reimbursed by Tenant.

20.          Property Insurance.

(a)           Landlord shall maintain a policy or policies of fire and extended coverage insurance, including flood and earthquake coverage, on the portion of the Complex that is the property of Landlord, including Alterations by Tenant that have become the property of Landlord, in such amounts as Landlord’s mortgagee may require, but in no event in an amount equal to less than eighty percent (80%) of the replacement cost.  Such insurance shall be maintained at the expense of Landlord (as a part of the Operating Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.  Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance, including flood and earthquake coverage, on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Section 24 hereof.  Tenant shall, at Landlord’s request from time to time, provide Landlord with current certificates of insurance evidencing Tenant’s compliance with this Section 20 and Section 21.  Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

(b)           Tenant shall maintain throughout the Lease Term a policy or policies of “all risk” extended coverage insurance protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, paintings, decorations, fixtures, inventory and other business personal property located in or about the Premises to the full replacement value of the property so insured and endorsed to provide that Tenant’s insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord.  Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the mortgagees of Tenant (if permitted hereunder) as their interests shall appear.  Tenant shall, prior to occupancy of the Premises and at Landlord’s request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant’s compliance with this Section 20.  Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a property insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

21.          Liability Insurance.

(a)           In addition to the property insurance described above, Tenant shall keep in force throughout the Lease Term: (i) a Commercial General Liability insurance policy or policies to protect the Landlord against liability to the public or to any invitee of tenant or a Landlord Related Party incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $3,000,000.00 per occurrence, or such larger amount as Landlord may require from time to time that in Landlord’s reasonable judgment is then being customarily required by landlords of buildings comparable to the Building, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (ii) Business Auto Liability covering owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statue; (iv) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease-each employee; and (v) Business Interruption Insurance with limit of liability representing loss of at least approximately one year of income.

(b)           Each of the aforesaid policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance, and shall

(i) be provided at Tenant’s expense; (ii) name the Landlord, FSP Property Management LLC, any mortgagee designated by Landlord and the building management company, if any, as additional insureds; (iii) be issued by an insurance company authorized to issue insurance in the State and rated in Best’s Insurance Guide or any successor thereto as having a “Best’s Rating” of at least “A” and a “Financial Size Category” of at least “VII” during the Term; (iv) contain an endorsement that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for nonpayment of premium) shall have been given to Landlord; (v) contain an endorsement that Tenant’s insurance is primary for claims arising out of an incident or event occurring within the Premises; and (vii) include coverage for the contractual liability of Tenant to indemnify Landlord and Landlord Related Parties pursuant to Section 22(a).   Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a liability insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

(c)           Whenever Tenant shall undertake any Alterations, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations, without limitation including liability under any applicable structural work, act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Alterations.

(d)           Landlord may maintain a policy or policies of comprehensive general liability insurance and environmental insurance with respect to the Complex, but excluding the Premises, in such amounts as are required by Landlord’s mortgagee or are determined to be necessary by Landlord, and the costs of such insurance shall be included in the Operating Costs.  Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

22.          INDEMNITY.

(a)           TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND EACH LANDLORD RELATED PARTY FROM AND AGAINST CLAIMS RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM:  (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE OPERATION OR CONDUCT OF TENANT’S BUSINESS WITHIN THE PREMISES.  IF ANY SUCH CLAIM IS MADE AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY, TENANT SHALL, AT TENANT’S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO LANDLORD.  The indemnity obligations of Tenant under this Section 22(a) shall not apply to a claim  arising out of the gross negligence or intentional misconduct of Landlord or any Landlord Related Party.

(b)           LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT AND EACH TENANT RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; OR (2) THE OPERATION OR CONDUCT OF LANDLORD’S BUSINESS WITHIN THE COMMON AREAS (COLLECTIVELY, THE “CLAIMS”).  IF ANY SUCH CLAIM IS MADE AGAINST TENANT OR ANY TENANT RELATED PARTY, LANDLORD SHALL, AT LANDLORD’S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO TENANT.  The indemnity obligations of Landlord under this Section 22(b) shall not apply to a claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant Related Party.

23.          WAIVER OF SUBROGATION RIGHTS.  NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT SHALL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER.  UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT

OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SECTION 23, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE.  THE FOREGOING RELEASE SHALL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $50,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY.  THE FAILURE OF EITHER PARTY (THE “DEFAULTING PARTY”) TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED UNDER THIS LEASE SHALL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY.  THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE.

24.          Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  In case the Building shall be so damaged by fire or other casualty that (i) substantial alteration or reconstruction of the Building shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or (ii)  in the event any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or (iii) in the event of the occurrence of a casualty which is not insured under the “all risk” extended coverage insurance required to be carried by Landlord pursuant to the terms of Section 20, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within fifteen (15) days after the date of Landlord’s receipt of the estimated cost of reconstruction or determination by a mortgagee to take the proceeds in which event the Rent hereunder shall be abated as of the date of such damage.  If  Landlord does not elect to terminate this Lease,  Landlord shall, as soon as practicable, but no more than ninety (90) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition which it was in immediately prior to the occurrence of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, and Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, plus any deductible amounts thereunder.  If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Section 24, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant within fifteen (15) days after the date of Landlord’s receipt of written notice of the amount of insurance proceeds Landlord will receive, or (2) provide the extra funds necessary to complete the restoration.  In the event Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs shall be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired.  In the event Landlord does not either commence the repairs to the Building within the time required herein, or complete the repairs to the Building within two hundred seventy (270) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy and  are vacated by Tenant.  If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, the Rent hereunder shall not be abated during the repair of such damage, and Tenant shall remain liable for the payment thereof.

25.          Condemnation.  If (i) the whole or substantially the whole of the Complex, or (ii) the whole or such portion of the Premises as shall render the remainder reasonably unfit for Tenant’s use, shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority.  If this Lease is not so terminated upon any such taking or sale, the Base Rental and Tenant’s Share of Operating Costs payable hereunder shall be diminished by an amount representing that portion of Base Rental and Tenant’s Share of Operating Costs applicable to the portion of the Premises subject to such taking or sale, and Landlord shall to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking.  All amounts awarded upon a taking of any part or all of the Property, Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation, except that Tenant may make a separate claim upon the condemning authority for expenses related to relocation and the unamortized cost of leasehold improvements paid for by Tenant.

26.          DAMAGES FROM CERTAIN CAUSES.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE TERMS OF SECTION 9 AND SECTION 23, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS:  (a) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT’S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (b) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (c) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING), EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (d) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD’S EMPLOYEES); (e) ANY DEFECT IN OR FAILURE OF EQUIPMENT, PIPES, WIRING, HEATING OR AIR CONDITIONING EQUIPMENT, STAIRS, ELEVATORS, OR SIDEWALKS, THE BURSTING OF ANY PIPES OR THE LEAKING, ESCAPING OR FLOWING OF GAS, WATER, STEAM, ELECTRICITY, OR OIL, BROKEN GLASS, OR THE BACKING UP OF ANY DRAINS, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (f) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (g) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD.  UNDER NO CIRCUMSTANCES SHALL LANDLORD BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS.  THE PROVISIONS OF THIS SECTION 26 SHALL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE NOT INVOLVING A CLAIM FOR DAMAGES.

27.          Default by Tenant.

(a)           The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter called an “Event of Default”):

(1)           Tenant shall fail to timely pay any Rent and such failure shall continue for a period of ten (10) days after written notice of such default shall have been given to Tenant; provided, however, Landlord shall not be obligated to give Tenant written notice of its failure to pay Rent more than two times in any 12-month period and after the second notice, an Event of Default shall occur automatically upon Tenant’s failure to timely pay any Rent within such 12-month period without the requirement of any further notice from Landlord;

(2)           Tenant shall fail to comply with any terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent, all of which terms, provisions and covenants shall be deemed material, and such failure shall continue for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall fail to commence to cure such failure within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within sixty (60) days of the date of Landlord’s notice of default;

(3)           Tenant or any guarantor takes any action to, or notifies Landlord that Tenant or any guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar Law of the United States or any state thereof; or a petition shall be filed against Tenant  or any guarantor under any such statute and shall not be dismissed within sixty (60) days thereafter;

(4)           a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any guarantor; or

(5)           Tenant abandons all, or substantially all, of the Premises, without providing Landlord with (a) thirty (30) days prior written notice of its intent to vacate, (b) an affirmative statement that this Lease is in full force and effect and that there are no uncured events of default by Landlord or Tenant, (c) an affirmative statement that Tenant intends to comply with all of the terms and conditions of the Lease including, without limitation, the payment of Rent, (d) current financial statements and (e) a forwarding address and telephone number.

(b)           Upon the occurrence of any Event of Default, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by Law or equity, do any one or more of the following:  (1) terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (2) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; (3) apply all or any part of the Security Deposit to cure such Event of Default; (4) change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant a new key to the Premises until such Event of Default is cured; and (5) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Complex or elsewhere at the sole cost of Tenant and without liability to Tenant.  Any of such furniture, fixtures, equipment or personal property not claimed within thirty (30) days from the date of removal shall be deemed abandoned.

(c)           Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

(d)           If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of (1) the cost of recovering the Premises, (2) the cost of repairing any damage to the Premises, (3) any amounts owed by Tenant under this Lease that have accrued but not been paid, (4) any other damages or relief which Landlord may be entitled to for any Event of Default other than the non-payment of rent at law or in equity, and (5) the Rent payable over what would have been the remainder of the Term absent such Lease termination less fair market value of the Premises over such remainder of the Term, as discounted by present value at one percent (1%) per annum.  In no event shall Landlord have any obligation to refund to Tenant any of the Base Rental prepaid on this Lease, irrespective of whether Landlord relets all or any portion of the Premises following an Event of Default.

(e)           If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder within the notice and cure period set forth in Section 27(a), Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant shall, within ten (10) days following written demand, pay all costs, expenses and disbursements (including attorneys’ fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.

(f)            If an Event of Default occurs, Landlord shall use reasonable efforts to mitigate its damages. Landlord’s duty to mitigate damages as a result of an Event of Default will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant’s use is (or soon will be) available; (c) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a Base Rental less than the current fair market Base Rental then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (d) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with other uses of the Building; (e) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and (f) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or (ii) Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant.  Tenant hereby waives any right to assert, claim or allege that Landlord has not fulfilled its duty to mitigate damages as a result of an Event of Default if Landlord’s efforts to mitigate are in compliance with the provisions of this Section 27.

(g)           Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether suit is commenced or judgment is entered.  Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease.  In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s reasonable fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay.  Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

(h)           Tenant waives and releases all Claims, Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises pursuant to this Section 27 by any lawful means and removing, storing or disposing of Tenant’s property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and the Landlord Related Parties from and against any and all Claims arising therefrom.  No such re-entry is to be considered or construed as a forcible entry by Landlord.  THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD, LANDLORD RELATED PARTIES AND THEIR RESPECTIVE AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT (BUT NOT WHEN THE NEGLIGENCE OR FAULT OF LANDLORD, LANDLORD RELATED PARTIES  OR THEIR AGENTS IS THE SOLE BASIS OF THE CLAIM).  No such re-entry is to be considered or construed as a forcible entry by Landlord.

28.          Default by Landlord.  Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, the name and address of which have been provided to Tenant in writing, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty-day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, or their agents or employees, shall be entitled to enter upon the Premises and do whatever may be necessary to remedy such failure.  Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord or Tenant be liable to the other for consequential, special or punitive damages under this Lease, except in the case of a hold over by Tenant under Section 31 below.

29.          Quiet Enjoyment.  Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly occupy and use the Premises during the Lease Term, subject to the provisions of this Lease, all matters of record affecting the Complex and applicable Laws; and Landlord agrees to warrant and forever defend Tenant’s right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, subject only to the provisions of this Lease, all matters of record affecting the Complex and all applicable Laws.

30.          Right to Relocate.  Notwithstanding anything contained herein to the contrary, Landlord reserves the right from time to time, at Landlord’s sole cost and expense, and after first giving Tenant at least sixty (60) days advance written notice (“Landlord’s Relocation Notice”), to remove Tenant from the Premises and relocate Tenant to some other “like kind” space in the Building (the “New Premises”) of approximately the same dimensions and size as the Premises, with substantially similar views, and not immediately facing the train.  Landlord shall incur all costs for Tenant’s relocation from the Premises to the New Premises, including, but not limited to, all design and engineering fees, “hard” construction costs (which shall mean and be limited to the costs of labor and materials), costs for moving any audio visual and security systems, cost for moving any telephone/data cabling, costs for moving any furniture, fixtures and equipment, and moving costs.  The New Premises shall be finished out and decorated by Landlord at Landlord’s sole cost and expense so that the New Premises shall be comparable in its interior design and decoration to the Premises.  If Landlord exercises such relocation option, the Effective Date of such relocation (the “Relocation Effective Date”) shall be the later of (i) sixty (60) days following the delivery of Landlord’s Relocation Notice, and (ii) the date on which Landlord substantially completes the tenant finish work required of Landlord under this Section 30.  Upon the Relocation Effective Date, Tenant shall surrender possession of the Premises and move into the New Premises.  In the event of any such relocation, this Lease shall continue in full force and effect with no change in the terms, covenants or conditions hereof other than the substitution of the New Premises for the Premises.

31.          Holding Over.  Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but at a daily Base Rental equal to the sum determined by dividing one hundred and fifty percent (150%) of the Base Rental, plus any sums due pursuant to Section 6, for the final month of the Lease Term by thirty (30).  Tenant shall also pay any and all costs, expenses or damages (including consequential damages, if the holdover exceeds thirty (30) days, and direct damages) sustained by Landlord as a result of such holdover.  If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant shall be deemed to have consented to such occupancy and shall continue to be jointly and severally liable for all of the terms, covenants and conditions contained in this Lease during the holdover term.

32.          Rights Reserved to Landlord.  Landlord reserves the right at any time:

(a)           To change the name of the Building upon thirty (30) days advance written notice.

(b)           To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises when performing such work in or about the Premises.

(c)           To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during Normal Business Hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

(d)           Upon at least twenty-four (24) hours’ notice to Tenant, to enter the Premises to show the Premises to prospective purchasers, lenders, or tenants; provided, however, Landlord shall use reasonable efforts to minimize any disruption to the conduct of Tenant’s business by reason of such entry.

33.          Subordination to Mortgage; Estoppel Agreement.

(a)           Subject to subsection (d) below, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”).

(b)           Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request within ten (10) Business Days after such request.

(c)           Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)           Notwithstanding anything contained in this Section 33 to the contrary, the subordination of this Lease to any Mortgage or Primary Lease now existing or hereafter placed upon the Premises or the Building or any part thereof and Tenant’s agreement to attorn to Landlord Mortgagee as provided in this Section 33 is and shall be conditioned upon such holder’s entering into a commercially reasonable non-disturbance and attornment agreement providing that Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if there is no Event of Default.

(e)           Tenant agrees that it will, from time to time, within ten (10) Business Days after written request by Landlord, execute and deliver to such persons as Landlord shall designate, an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

34.          Intentionally Omitted.

35.          Attorney’s Fees.  Tenant must pay to Landlord on demand all reasonable attorney’s fees, costs and expenses incurred by Landlord in recovery of any Rent or enforcement of Landlord’s rights under this Lease.  Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney’s fees and costs of suit incurred in connection therewith.  For purposes of this Section 35, a party shall be considered to be the “prevailing party” to the extent that (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.  In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury in any action or proceeding under or arising out of or related to this Lease or the Premises.

36.          No Implied Waiver.  The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.  The acceptance by Landlord of late payments shall not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing permitting such late payments.  Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be on account of the earliest Rent due hereunder.  No endorsement or statement on any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

37.          Independent Obligations.  The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord’s performance of Landlord’s duties and obligations hereunder.  Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

38.          Recourse Limitation.  Tenant shall be entitled to look solely to Landlord’s equity in the Complex for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any deficiency with respect to the recovery of such judgment.  The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain specific performance of Landlord’s obligations under this Lease.

39.          Notices.  Any notice under this Lease must be in writing, and shall be given or be served by (a) personal delivery to the person identified on the signature page of this Lease as the person to receive notices, so long as a copy of the personally delivered notice is deposited in the United States mail, return receipt requested, or recognized overnight courier within three (3) days thereafter, (b) delivery via a recognized overnight courier, or (c) depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested,  and addressed to the person identified herein as the person to receive such notices at the Tenant’s Notice Address or the Landlord’s Notice Address, as the case may be, as stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein.  Notice by personal delivery or overnight courier shall be effective upon receipt, and notice by mail shall be effective upon deposit in the United States mail in the manner above described.

40.          Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.

41.          Recordation.  Tenant agrees not to record this Lease or any memorandum hereof.

42.          Governing Law.  This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the Laws of the State.  This Lease is performable in, and the exclusive venue for any action brought with respect hereto, shall be in Cook County, Illinois.

43.          Force Majeure.  Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental Laws, regulations or restrictions, or any other cause whatsoever beyond the control of the party responsible for taking such action; provided, however, the provisions of this Section 43 shall never be construed as allowing an extension of time with respect to Tenant’s obligation to pay Rent when and as due under this Lease.

44.          Time of Performance.  Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

45.          Transfers by Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Complex, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations.

46.          Commissions.  Landlord and Tenant agree that the two parties identified as Broker in the Basic Lease Terms above, are the only brokers involved in the procurement, negotiation or execution of this Lease, and that their respective commissions shall be paid by Landlord pursuant to a separate commission agreement.  Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

47.          Financial Statements.  Tenant represents and warrants that as of the date hereof any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading.  Subject to restrictions on disclosure under applicable law, Tenant, within 15 days after request, shall provide Landlord with current audited or certified financial statements and such other information with respect to Tenant and any guarantor hereunder as Landlord may reasonably request  in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease.  Landlord, however, shall not require Tenant to provide such information unless (i) Landlord is requested to produce such information in connection with a proposed financing or sale of the Building, and (ii) such lender or perspective purchaser has agreed to keep such information confidential except to the extent required by application law.  Landlord agrees to keep such information confidential except to the extent required by applicable Law.  In addition, Tenant agrees upon prior written request to meet with Landlord, any lender or prospective purchaser during Normal Business Hours at mutually convenient times, from time to time, to discuss such information about Tenant’s business and financial condition requested by Landlord.

48.          Tenant’s Standing and Authority.  Tenant is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has due authority to enter into this Lease, and all organizational action requisite for the execution and delivery of this Lease has been taken.  The signatory to this Lease on behalf of Tenant has been duly authorized to execute and deliver this Lease.  Tenant shall contemporaneously with its execution and delivery of this Lease deliver to Landlord evidence of Tenant’s good standing, authority and authorization for the execution and delivery of this Lease.

49.          Effect of Delivery of This Lease.  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option to be exercised by Tenant.  This Lease shall not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

50.          WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION.  TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT HAS AGREED TO ACCEPT THE PREMISES IN “AS IS” CONDITION, AND NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD

TO THE PREMISES OR THE COMPLEX AND THAT THIS LEASE CONSTITUTES THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE OF SPACE IN THE BUILDING BY TENANT.  TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY CLAIM OR CAUSE OF ACTION BASED UPON ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX.  TENANT FURTHER REPRESENTS AND WARRANTS TO LANDLORD THAT TENANT HAS HAD AN OPPORTUNITY TO MEASURE THE ACTUAL DIMENSIONS OF THE PREMISES AND THE BUILDING AND AGREES TO THE SQUARE FOOTAGE CALCULATIONS SET FORTH IN DEFINITIONS OF THE “PREMISES”, “RENTABLE AREA OF THE BUILDING” AND “RENTABLE AREA OF THE PREMISES” FOR ALL PURPOSES. TENANT’S TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT (a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE COMPLEX, (b) TENANT ACCEPTS THE PREMISES AND THE COMPLEX AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT’S PURPOSES, AND (c) THE PREMISES AND THE COMPLEX FULLY COMPLY WITH LANDLORD’S COVENANTS AND OBLIGATIONS HEREUNDER.

51.          Merger of Estates.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord’s fee estate in the Property and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord’s sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant’s interest in any or all subleases or subtenancies.

52.          Survival of Indemnities and Covenants.  Any and all indemnities of Landlord or Tenant and any and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

53.          Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

54.          Entire Agreement; Amendments.  This Lease, including the exhibits and addenda, if any, listed in Section 55, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein.  To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

55.          Exhibits.  The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit “A-1”	-	Legal Description of Property
Exhibit “A-2”	-	Legal Description of Retail Parcel
Exhibit “A-3”	-	Excluded Retail Parcel
Exhibit “B”	-	Floor Plan
Exhibit “C”	-	Rules and Regulations
Exhibit “D”	-	Tenant Improvements Agreement [Tenant Performs TI]
Exhibit “E”	-	Parking
Exhibit “F”	-	Confidentiality Agreement
Exhibit “G”	-	Renewal Option
Exhibit “H”	-	Right of First Refusal
Exhibit “I”	-	Intentionally Omitted
Exhibit “J”		Intentionally Omitted
Exhibit “K”	-	Existing Expansion and ROFRs Encumbering the Premises
Exhibit “L”	-	Intentionally Omitted
Exhibit “M”	-	Letter of Credit Terms and Conditions
Exhibit “N”	-	Laboratory Use Rider

56.          Joint and Several Liability.  If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.

57.          Multiple Counterparts.  This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

58.          Mail.  Tenant understands and agrees that mail delivery in the Building shall be to the Premises by the mail carrier.

59.          Roof Rights. During the Lease Term, Tenant shall have the right to maintain its microwave antenna and related equipment on the roof of the Building that are existing and in place as of the date of this Lease (the “Existing Antenna”).  Any changes to, modifications to, or replacements of the Existing Antenna (the “Antenna Changes”) shall be subject to the prior written consent of Landlord, such consent to be given or withheld in Landlord’s sole discretion.  Tenant’s shall comply with the following terms and conditions with respect to the Existing Antenna and any Antenna Changes (collectively, the “Equipment”): (a) the Equipment shall be in conformity with all applicable zoning and other laws, (b) with respect to the Antenna Changes, Landlord must first approve the size of, location of, and specifications for the Antenna Changes, and (c) the location, installation and maintenance of the Equipment shall (i) be subject to and completed in accordance with the terms and conditions of Section 15 of this Lease and with any and all applicable governmental laws, codes, rules, regulations and ordinances in effect from time to time; (ii) be located on that part of the roof as Landlord may from time to time designate away from the perimeter of the roof so as not to be visible from the street level (except that Landlord may after the initial installation of any portion of such Equipment from time to time cause Tenant to relocate such Equipment to another portion of the roof, at Landlord’s sole cost and expense); and (iii) in no manner interfere with the use of any other communications equipment installed on the roof prior to the time Tenant installs the Equipment.  Tenant shall not be obligated to pay any additional rent for such use of the roof.  During the Lease Term, Tenant warrants that it will, at its sole cost and expense, maintain in force and effect, in addition to any other insurance requirements of this Lease, insurance (such insurance to provide coverage for both Landlord and Tenant, as named insureds) with coverage limits of not less than One Hundred Thousand and 00/100 Dollars ($100,000.00) for roof damage claims.  Tenant shall furnish Landlord with a copy of such insurance policy or a certificate thereof upon Tenant’s execution of this Lease.  Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, damages, costs, expenses or liabilities arising in connection with Tenant’s installation, maintenance (or failure to maintain), removal or use of the Equipment or with Tenant’s activities on or having access to the roof of the Building, except to the extent caused by Landlord’s gross negligence or willful misconduct.  Landlord reserves the right to grant to other tenants and licensees similar rights on or around the Building roof which do not unreasonably interfere with Tenant’s rights hereunder.  Tenant, at its sole cost and expense, will keep the Equipment and surrounding area in good order and repair and free from any hazard to person or property.  Upon termination of this Lease, Tenant, at its sole cost and expense, shall remove the Equipment and shall restore the roof of the Building to its condition existing prior to the installation of the Equipment, ordinary wear and tear excepted.  Tenant shall further repair, at its sole cost and expense, any damage or destruction caused by the removal of the Equipment.  All work performed by or on behalf of Tenant on the rooftop shall be done under the supervision of a representative of Landlord at such time and in such a manner that is satisfactory to Landlord and in such a  manner so as to not void any roof warranty or guaranty.

60.          OFAC and Anti-Money Laundering Compliance Certifications.  Tenant hereby represents, certifies and warrants to Landlord as follows:  (i)  Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United State Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable Laws regarding money laundering activities.  Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a “senior foreign political figure,” and immediate family member or close associate of a senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001.

Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of the Lease and that any breach thereof shall be a default under the Lease (not subject to any notice or cure rights) giving rise to Landlord remedies including but not limited to eviction, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord Related Parties from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorney’s fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

61.          Landlord Cancellation Option.  If Tenant vacates or abandons the Premises for a period of sixty (60) days, such vacation or abandonment shall not ipso facto constitute a default by Tenant under this Lease, but in such event Landlord shall have the option to cancel this Lease and recapture the Premises, without payment of any cancellation fee or penalty by or to Landlord or Tenant, by written notice to Tenant at any time following such vacation or abandonment.  In such event, Tenant shall surrender possession of the Premises on the date set forth in Landlord’s notice as the effective date of cancellation and thereafter neither party shall have any rights or obligations under this Lease, except the terms and conditions which expressly survive the termination of this Lease.

62.          Representations.  Landlord represents to Tenant that as of the date of this Lease, Landlord has received no written notice from any governmental authority that the Building is in violation of any Laws that remain uncured and, to Landlord’s knowledge, the Building is not in violation of any Laws that remain uncured.  Each party represents to the other that it has the full power and authority to enter into this Lease and that it has obtained any necessary consents and taken all actions necessary in connection therewith.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Landlord’s Notice Address:	LANDLORD:

Franklin Street Properties 401 Edgewater Place	FSP 909 DAVIS STREET LLC, a Delaware limited liability company
Suite 201
Wakefield, Massachusetts 01880-6210	By:	FSP Property Management LLC, its asset manager
Attn: Scott Carter, Esq.

and		By:	/s/ William S. Friend, Jr.
		Name:	William S. Friend, Jr.
Franklin Street Properties		Title:	Executive Vice President — Regional Director
401 Edgewater Place
Suite 201
Wakefield, Massachusetts 01880-6210
Attn: Asset Management

With a copy to:

Dykema Gossett PLLC
10 South Wacker Drive, Suite 2300
Chicago, Illinois 60606
Attention: Robert C. Linton, Esq.

Tenant’s Notice Address::	TENANT:

APTINYX INC., a Delaware corporation
909 Davis Street
Evanston, Illinois 60201	By:	/s/ Norbert G. Riedel
Attn: Patricia Adams, Vice President of Human Resources and Administration	Name:	Norbert G. Riedel, PhD
	Title:	President and CEO

OFFICE LEASE AGREEMENT/Aptinyx, Inc. — Signature Page

EXHIBIT “A-1”

LEGAL DESCRIPTION OF THE PROPERTY

LOT 2 IN DAVIS CHURCH SECOND RESUBDIVISION, BEING A RESUBDIVISION OF LOT 1 IN DAVIS CHURCH RESUBDIVISION RECORDED OCTOBER 2, 2000 AS DOCUMENT NO. 00766688, IN THE SOUTHWEST QUARTER OF SECTION 18, TOWNSHIP 41 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF DAVIS CHURCH SECOND RESUBDIVISION RECORDED APRIL 12, 2000 AS DOCUMENT NO. 0020426116 IN COOK COUNTY, ILLINOIS.

Commonly known as 909 Davis Street, Evanston, Illinois

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EXHIBIT “A-2”

LEGAL DESCRIPTION OF THE RETAIL PARCEL

LOT 1 IN DAVIS CHURCH SECOND RESUBDIVISION, BEING A RESUBDIVISION OF LOT 1 IN DAVIS CHURCH RESUBDIVISION RECORDED OCTOBER 2, 2000 AS DOCUMENT NO. 00766688, IN THE SOUTHWEST QUARTER OF SECTION 18, TOWNSHIP 41 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF DAVIS CHURCH SECOND RESUBDIVISION RECORDED APRIL 12, 2002 AS DOCUMENT NO. 0020426116 IN COOK COUNTY, ILLINOIS.

Commonly known as 900-950 Church Street, Evanston, Illinois

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EXHIBIT “A-3”

EXCLUDED RETAIL PROPERTY

The cooling tower located at the Property which services the Retail Parcel (including, without limitation, fluid cooler (BAC-Model No. FL1843-L), Glycol Fill System and two (2) base mounted pumps) and any and all Facilities (as hereinafter defined), which (a) are located within, on, under, through or across any part of the Retail Parcel or the Property and (b) are used exclusively to provide services (including, without limitation, air conditioning, alarm, electric, internet, plumbing and drainage service) to any part of the Retail Parcel but not including any and all columns, beams or other structural supports penetrating or located in whole or in part the Retail Parcel.  As used in this Exhibit, “Facilities” shall mean any and all enunciators, antennae, boxes, brackets, cabinets, cables, coils, computers, conduits, controls, control centers, cooling towers, couplers, devices, ducts, equipment (including, without limitation, heating, ventilating, air conditioning and plumbing equipment), fans, fixtures, generators, hangers, heat traces, indicators, junctions, lines, machines, meters, motors, outlets, panels, pipes, pumps, radiators, risers, satellite dishes, microwave dishes, starters, switches, switchboards, systems, tanks, transformers, valves, wiring, black metal exhaust shafts and the like.

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EXHIBIT “B”

FLOOR PLAN

Exhibit B

Aptinyx
SUITE 600
16,519 RSF

SIXTH FLOOR
5-24-16 PROPOSED AREAS

909 DAVIS STREET
EVANSTON ILLINOIS

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EXHIBIT “C”

RULES AND REGULATIONS

Any capitalized terms not defined in this Exhibit “C” shall have the meaning set forth in the Lease to which this Exhibit “C” is attached.

(1)                                 Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or Tenant’s officers, agents, servants, contractors and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex.  Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

(2)                                 Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Complex are prohibited.

(3)                                 Plumbing fixtures and appliances shall be used only for the purpose for which such were constructed or installed, and no unsuitable material shall be placed therein.  The cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant’s officers, agents, servants, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

(4)                                 No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord.  Landlord shall have the right to remove, at the expense of Tenant, all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant.

(5)                                 Tenant shall not do, or permit anything to be done, in or about the Building or Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty.  No cooking (other than cooking through the use of a microwave oven), including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises.

(6)                                 Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor of the Premises.  All damage done to the Building by the improper placing of such heavy items shall be repaired at the sole expense of Tenant.  Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving of such equipment shall be done only after written permission is obtained from Landlord and shall be performed under such conditions as Landlord may reasonably require.

(7)                                 Corridor doors, when not in use, shall be kept closed.

(8)                                 All movement of furniture and equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours unless prior approval from the Building manager is obtained.  All deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours.  Any delivery after Normal Business Hours must be coordinated with the Building manager.  When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant shall dispose of such items prior to or after Normal Business Hours.

(9)                                 Tenant shall cooperate with Landlord’s employees in keeping the Premises neat and clean.

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(10)                          Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with such tenants.

(11)                          No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

(12)                          No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers and related mainframe equipment, electric typewriters and word processing equipment, shall be operated on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

(13)                          Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments but excluding those fluids and substances in amounts commonly accepted as standard office products that are maintained in accordance with the manufacturers requirements)), or any illuminating materials, without the prior written approval of the Building manager.

(14)                          No bicycles, motorcycles or similar vehicles will be allowed in the Building, provided such bicycles, motorcycles or similar vehicles will be allowed in the Building’s underground parking garage, subject to (i) availability of space for such bicycles, motorcycles or similar vehicles, (ii) payment by Tenant to Landlord of any then applicable additional parking or bicycle fee, and (iii) compliance with Landlord’s rules and regulations with respect to such use.

(15)                          No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards and other such items on interior walls) shall be driven into or inserted in any part of the Building (including doors), except as approved by Landlord.

(16)                          Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.  Tenant shall cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.

(17)                          No food or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

(18)                          No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.  All necessary keys shall be furnished by Landlord.  Upon termination of the Lease, Tenant shall return all such keys to Landlord and shall provide the Landlord the combination of all locks on doors or vaults.  No duplicates of  keys shall be made by Tenant.

(19)                          Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent Landlord’s personnel or contractors from servicing such units as routine or emergency service may require.  Tenant shall pay the cost of moving such furnishings for Landlord’s access.  Tenant shall instruct all of its employees to refrain from any attempts to adjust thermostats.  The lighting and air conditioning equipment of the Building shall be exclusively controlled by Landlord’s personnel.

(20)                          No portion of the Building shall be used for the purpose of lodging rooms.

(21)                          Tenant shall obtain Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, for the installation of window shades, blinds, drapes or any other window treatment or object that may be visible from the exterior of the Building or affect the heating and cooling of the Building.  Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change, at Tenant’s expense, any unapproved lighting following reasonable prior notice to Tenant.

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(22)                          No supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord.

(23)                          No smoking shall be permitted within the Premises or anywhere else within the Complex, other than those smoking areas designated by the Building manager.

(24)                          No unattended children shall be allowed within the Complex.

(25)                          Other than during Normal Business Hours, Building access shall be limited, with the result that access will require entry cards or keys and compliance with Landlord’s registration procedures.

(26)                          In no event shall Tenant bring onto the Complex or permit its invitees, employees, contractors or agents to bring onto the Complex firearms, weapons, explosives or any other article of intrinsically dangerous nature irrespective of whether the person has a permit to carry such firearm, weapon or be in possession of such explosive.

(27)                          Tenant shall comply with all rules, regulations and measures adopted by Landlord from time to time in connection with any green/LEED program(s) undertaken or maintained by Landlord from time to time including, without limitation, requirements to adopt proven energy and carbon reduction measures and participate in waste recycling and management programs.

(28)                          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

(29)                          Access to the Building’s underground parking garage will be limited to those who have signed an indemnification form.  Violation of the rules and regulations on said form will be grounds for parking denial.

(30)                          All access to the Building’s roof, telecom closet, or other areas not normally accessible by tenant shall be coordinated with the management office with at least 24 hours’ notice (except in the case of an emergency as determined by Landlord).

(31)                          All vendors who will be performing work in the Building will be union vendors.

(32)                          All vendors working in the Building will have provided insurance to the Managing Agent’s office in such form and at such levels to meet the Building’s insurance requirements.

(33)                          After hours work must be scheduled through the Managing Agent at (847) 424-1987 with at least 24 hours’ notice.  Contractor’s name and location of work must be provided.  If necessary, the Building engineer will remain at the property to oversee the work, at tenant’s expense.

(34)                          Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decoration, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.  Landlord’s janitorial service shall remove all ordinary and customary trash and refuse from the receptacles in Tenant’s Premises on a nightly basis (other than on weekends or holidays).  At Tenant’s sole cost and expense Landlord or Landlord’s agents may remove excessive or non-customary trash or refuse from the Premises upon Tenant’s prior written request.

(35)                          No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord’s prior written consent (which consent shall be deemed given as to any such matters included as part of the plans and specifications for Tenant’s Work or for subsequent alterations which are otherwise approved by Landlord).

(36)                          Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further Rules and Regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building or the Complex or for the maintenance of any third party certification of the Building or Complex

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under any so-called green/LEED program(s) undertaken or maintained by Landlord, providing that such Rules and Regulations are in writing and uniformly enforced against all other tenants of the Building.  Such Rules and Regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

(37)                          In the event of any inconsistency between these Rules and Regulations and the terms of this Lease, the terms of the Lease shall control.

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EXHIBIT “D”

TENANT IMPROVEMENTS AGREEMENT

[Tenant Performs Tenant Improvements]

This Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit “D” is attached, with respect to the design, construction and payment for the completion of the Tenant Improvements within the Premises.  Performance of the Work shall occur after the Effective Date [subject to Tenant’s compliance with the terms and conditions of the Existing Sublease (if then applicable), including, without limitation, Tenant’s receipt of approval from Tenant’s sublessor thereunder].

1.                                      Definitions.  Any capitalized terms not defined in this Tenant Improvements Agreement shall have the meaning set forth in the Lease.  Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

“Approved Costs” means all costs reasonably incurred by Tenant in connection with the design, construction and installation of the Tenant Improvements, which shall include and be limited to “hard” construction costs (which shall mean and be limited to the costs of labor and materials), design and engineering fees, other consulting fees, audio visual and security systems costs, and telephone/data cabling costs.  Landlord may charge Tenant a construction management fee in an amount equal to one percent (1%) of the “hard” construction costs (which shall mean and be limited to the costs of labor and materials) of the Tenant Improvements, which amount may be included in the Approved Costs and may be deducted from the Improvement Allowance and retained by Landlord when Landlord disburses the Improvement Allowance.  Any moving costs and costs paid by Tenant to independent contractors and vendors for the purchase and installation of furniture, fixtures and equipment in the Premises shall not be included in Approved Costs.

“Contractor” means the union general contractor selected to perform the Work.

“Plans and Specifications” means the detailed construction documents for the Tenant Improvements referred to in paragraph 3 below.

“Space Plan” means the space plan to be prepared by Tenant in accordance with paragraph 2 below and approved by Landlord and Tenant, and showing the general configuration of the Tenant Improvements.

“Certificate of Occupancy” means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises.

“Improvement Allowance” means $25.00 per rentable square foot of the Premises.

“Substantial Completion” means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Premises, or (b) if a Certificate of Occupancy is not required as a condition to Tenant’s lawful occupancy of the Premises, the date that the Tenant Improvements are substantially completed (subject to punch list items), as confirmed in writing by Landlord’s architect.

“Tenant Improvements” means the initial improvements to the Premises that are more particularly described in the Plans and Specifications.

“Tenant’s Architect” means a licensed architect selected and engaged by Tenant reasonably acceptable to Landlord.

“Work” means all materials and labor to be added to the existing improvements in the Premises, if any, in order to complete the installation of the Tenant Improvements within the Premises in accordance with the

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Plans and Specifications, including, without limitation, all air balancing and other mechanical adjustments to Building equipment serving the Premises.  Tenant acknowledges and agrees that only Building Standard materials may be utilized in the performance of the Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld.

2.                                      Space Plan.  Tenant will engage Tenant’s Architect to develop and design a space plan for the Tenant Improvements and will deliver such space plan to Landlord prior to commencing any Work (including without limitation any design, construction or installation of any Tenant Improvements).  The space plan must (a) be compatible with the base building (as reasonably determined by Landlord); (b) be adequate, in Landlord’s reasonable discretion, for the preparation of Plans and Specifications for the Tenant Improvements; (c) show, in reasonable detail, the design and appearance of the finishing materials to be used in connection with installing the Tenant Improvements; (d) contain such other detail or description as Landlord may reasonably deem necessary to adequately outline the scope of the Tenant Improvements; (e) conform to all applicable governing codes and ordinances; and (f) contain all information necessary for construction cost estimating.  All space plan drawings must be not less than 1/8” scale.  Without limiting those general requirements, the space plan must expressly specify and include (without limitation) all of the following: (1) wall types and heights and insulation, if needed; (2) door types and hardware groups; (3) door frame types; (4) ceiling heights; (5) ceiling materials; (6) floor covering materials and locations; (7) all wall finishes; (8) any appliances, special systems or equipment to be furnished as a part of the construction; (9) any mechanical requirements beyond that provided in the base building; (10) any fire protection requirements beyond that provided in the base building; (11) any plumbing requirements; (12) all power and data locations; (13) any power required other than building standard power distribution; (14) any power requirements for modular furniture; (15) any emergency power requirement; (16) any lighting requirements beyond that provided in the base building; (17) millwork elevations and details; (18) specific floor material selections and designations; and (19) specific wall material selections and designations.  The Space Plan must also include enlarged sketch layouts for any non-standard rooms, including reflected ceiling plans, and must state the approximate usable and rentable square footage of the Premises.  If Tenant fails to provide Landlord with a Space Plan meeting the foregoing requirements by the date set forth above in this Section there shall be no extension of the Commencement Date.  In addition to the Improvement Allowance, Landlord shall pay for a portion of the costs associated with the initial Space Plan and any revisions thereto in an amount not to exceed $0.12 per rentable square foot of the Premises (the “Space Plan Allowance”).  The Space Plan Allowance shall be subject to all the terms and conditions of this Lease applicable to the Improvement Allowance, including without limitation Section 5 below with respect to Landlord’s receipt of satisfactory documentation before funding any portion of the Space Plan Allowance and Tenant’s forfeiture of any Space Plan Allowance not utilized on or before October 1, 2017.

3.                                      Plans and Specifications.  After Landlord receives and approves Tenant’s Space Plan as provided above, Tenant will cause Tenant’s Architect to prepare the Plans and Specifications for the Tenant Improvements.  Landlord will approve or disapprove (specifically describing any reasons for disapproval) the Plans and Specifications in writing within ten (10) Business Days after receiving them.  If Landlord disapproves the Plans and Specifications, Tenant will provide appropriately revised Plans and Specifications to Landlord for approval (or disapproval) within five (5) Business Days on the same basis as set forth above.  After Landlord’s approval, Tenant will submit the Plans and Specifications for permits and construction bids.  No deviation from the Building Standard will be permitted in the Space Plan or the Plans and Specifications, provided reasonable deviations with respect to the ceiling, lighting, painting, flooring and wall covering may be permitted with Landlord’s approval.  Landlord will not approve any deviations which Landlord believes (a) do not conform to applicable codes, ordinances and other Laws or are disapproved by any governmental agency, (b) require services beyond the level normally provided to other tenants in the Building, or (c) are of a nature or quality that are inconsistent with Landlord’s overall plan or objectives for the Building.  No approval by Landlord of any deviation constitutes an acknowledgment by Landlord that such deviations are in conformance with applicable codes, ordinances and other Laws.  In the event that Landlord’s approval shall be required in this Tenant Improvements Agreement, then notwithstanding anything to the contrary set forth in the Lease, Landlord’s approval shall not be unreasonably withheld, conditioned, or delayed.

4.                                      Tenant Improvements.  Tenant will cause to be constructed, at Tenant’s sole cost and expense (subject to Landlord’s payment of the Improvement Allowance), the Tenant Improvements. The Tenant Improvements will be designed and constructed as described in this Exhibit “D”.  Tenant will select the Contractor to be the general contractor to perform the Work.  Landlord shall have the right to approve (such approval not to be unreasonably withheld, conditioned or delayed) the Contractor and all subcontractors that will be performing any

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portion of the Work.  All contractors that will be performing any portion of the Work shall be union contractors.  Tenant will pay all direct and indirect costs of the design and construction of the Tenant Improvements (subject to the Landlord’s payment of the Improvement Allowance as provided for herein).  Such costs may include, without limitation, all costs of preparing the Space Plan, construction document preparation, design, Plans and Specifications, general conditions, labor, materials, and other construction costs, the fees (on an hourly basis) of Contractor’s project manager and site superintendent for the Tenant Improvements, and all costs incurred in connection with obtaining permits for the Tenant Improvements.  For all purposes of ownership, including risk of loss thereto, the Tenant Improvements will immediately upon installation be and remain a part of the Building and the property of Landlord, provided that as provided in Section 15 of this Lease, Landlord may require Tenant to remove same upon the expiration or earlier termination of the Lease Term.

Tenant currently occupies the Premises under the Existing Sublease and Landlord permits Tenant to immediately commence construction of the Tenant Improvements from and after the Effective Date of this Lease [subject to Tenant’s compliance with the terms and conditions of the Existing Sublease (if then applicable), including, without limitation, Tenant’s receipt of approval from Tenant’s sublessor thereunder].  Tenant shall use its best efforts to complete the Tenant Improvements on or before July 31, 2017.  Notwithstanding the foregoing sentence to the contrary, as part of the Tenant Improvements, Tenant shall perform the work necessary to separately demise the Premises from the remaining portion of the sixth (6th) floor of the Building, including the installation of a demising wall (the “Demising Work”) on or before April 1, 2017.  Tenant acknowledges that the tenant in the premises adjacent to the Premises will also be performing demising work.  Tenant’s performance of the Demising Work shall be coordinated with Landlord and Tenant shall cooperate with Landlord and/or Landlord’s contractors in all ways to ensure the efficient and expeditious scheduling, staging and performance of the Demising Work.  The Demising Work shall not adversely affect any construction work being performed by or for Landlord or its tenants and shall be performed in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Complex.  Tenant shall impose on and enforce all applicable terms of this Tenant Improvements Agreement against Tenant’s contractors.  Landlord shall have the right to order Tenant or any of Tenant’s contractors who violate the requirements imposed on Tenant or Tenant’s contractors in performing the Demising Work to cease performance of the Demising Work and to remove its equipment and employees from the Building.  No such action by Landlord shall cause any extension of the Commencement Date nor relieve Tenant from any of its obligations under the Lease.  Further, notwithstanding anything herein to the contrary, any delay in the completion of the Demising Work, or any interference to Tenant’s business operations or inconvenience suffered by Tenant during the performance of any adjacent tenant’s demising work shall not subject Landlord to any liability for any loss or damages resulting there from nor entitle Tenant to any credit, abatement or adjustment of Rent or other sum payable under the Lease, as amended hereby.

During Tenant’s design, construction and installation of the Tenant Improvements, Tenant shall pay for all Building services and utilities, if and to the extent required, (i) in accordance with the Existing Sublease from the Effective Date through March 31, 2017, and (ii) in accordance with this Lease from and after April 1, 2017.

5.                                      Funding of the Improvement Allowance.  Tenant may from time to time deliver to Landlord a request for payment of all or a portion of the Improvement Allowance (provided that in no event shall Tenant make more than one [1] request in any calendar month), accompanied by all of the following in form and substance satisfactory to Landlord:  (a) a certificate duly executed by Tenant’s Architect certifying that the applicable portion of the Tenant Improvements for which reimbursement is being sought are Substantially Completed; (b) with respect to the final request for disbursement, a final Certificate of Occupancy for the Premises; (c) duly executed conditional lien waivers (or duly executed final and unconditional lien waivers, if in connection with the final request for disbursement) and such other affidavits, sworn statements, certificates, information, and data as may be requested by Landlord from all general contractors, subcontractors and materialmen performing work on the Premises for which reimbursement is being sought; (d) such documentation as Landlord deems reasonably necessary to obtain an endorsement to the policy of title insurance insuring Landlord’s lender, if any; (e) with respect to the final request for disbursement, copies of all warranties and guaranties relating to the Tenant Improvements together with duly executed assignments thereof to Landlord; (f) an itemized computation of the actual Approved Costs incurred by Tenant (“Actual Costs”) for the applicable portion of the Tenant Improvements; (g) with respect to the final request for disbursement, final as-built plans and specifications for the Tenant Improvements; and (h) with respect to the final request for disbursement, such other information and documentation as Landlord may reasonably request to evidence the proper, lien-free Substantial Completion of the Tenant Improvements.  Unless Landlord reasonably

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disputes Tenant’s assertion that Substantial Completion of the Tenant Improvements has occurred, upon Landlord’s receipt, review and reasonable approval of all of the foregoing, Landlord will pay to Tenant the amount of the Actual Costs, up to the maximum amount of the Improvement Allowance.  Landlord may retain from each such payment an amount equal to 10% of each such disbursement, which retained amount will be paid to Tenant when all punch list items for the Tenant Improvements are completed to Landlord’s satisfaction.   In no event will Landlord have any obligation to pay for any costs of the Tenant Improvements in excess of the Improvement Allowance or to perform any work in the Premises that is not expressly contemplated by this Lease, unless otherwise hereafter agreed to in writing by the parties hereto.  Tenant shall be solely responsible for any and all costs of constructing the Tenant Improvements in excess of the Improvement Allowance.  Tenant shall not be entitled to any credit or payment from Landlord for any portion of the Improvement Allowance not used by Tenant on or before March 1, 2018.

6.                                      Changes to Plans and Specifications.  Tenant will immediately notify Landlord if Tenant desires to make any changes to the Tenant Improvements after Tenant has approved the Plans and Specifications.  If Landlord approves (such approval not to be unreasonably withheld, conditioned or delayed) the revisions (which Landlord shall approve or deny within five [5] Business Days after Landlord’s receipt of any and all information requested by Landlord with respect to such revisions), Tenant may carry out the changes contemplated therein. If Landlord reasonably estimates that the change order will cause the cost of the Tenant Improvements to exceed the Improvement Allowance (or if the cost of the Tenant Improvements already exceeds the Improvement Allowance), Landlord may require Tenant to deposit such estimated additional cost with Landlord before the change order work is performed.

7.                                      Landlord’s Approval Rights.  Landlord may withhold its approval of any Space Plan, Plans and Specifications, change orders, or other work requested by Tenant which Landlord reasonably determines may require work which: (a) exceeds or adversely affects the structural integrity of the Building; (b) adversely affects, or exceeds Tenant’s pro rata capacity of, any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (c) will increase the cost of operation or maintenance of any of the systems of the Property; (d) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (e) is not a building standard item or an item of equal or higher quality; (f) may detrimentally affect the uniform appearance of the Property; or (g) is reasonably disapproved by Landlord for any other reason.

8.                                      Tenant’s Representative.  Tenant designates Patricia Adams, Tenant’s Vice President of Human Resources and Administration, as the representative of Tenant having authority to approve the Plans and Specifications, request or approve any change order, give and receive all notices, consents, approvals and directions regarding the Tenant Improvements, and to otherwise act for and bind Tenant in all matters relating to the Tenant Improvements.

9.                                      Tenant Finish Work.  All finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements to be performed by Landlord as set forth in the approved Plans and Specifications (including specifically, without limitation, the design and installation of all computer systems, telephone systems, telecommunications systems, removable fixtures, furnishings, and equipment) will be designed, furnished and installed by Tenant and to the extent not included in the Improvement Allowance shall be at Tenant’s sole expense and will not be chargeable against the Improvement Allowance.  Tenant will perform all such work in the same manner and following the same procedures as are provided in this Lease for Alterations.  Landlord is under no obligation to inspect, or supervise any such work, and Landlord shall have no liability or responsibility whatsoever therefor.

10.                               Liens and Claims.  Tenant will keep the Property and the Complex free from any mechanics’, materialmen’s, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.  Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed and Tenant, within 15 days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property and the Complex against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means

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Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien.  In such event, Tenant will reimburse Landlord, as Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs).  To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Related Parties and the Property and the Complex from and against any Claims in any manner relating to or arising out of the Tenant Improvements, any of the Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

11.                               Hoisting Charges.  Landlord shall not impose any charges for a personnel operator or hoisting charges for utilizing the Building’s freight elevator(s) or loading dock during the construction of Tenant Improvements or during Tenant’s physical move into the Premises.

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EXHIBIT “E”

PARKING

Parking Areas of Building.  Tenant shall have a non-exclusive right to use four (4) reserved parking spaces in the Parking Areas of the Building in locations designated by Landlord.  Use of the Parking Areas shall be subject to such terms, conditions, and regulations as are, from time to time, promulgated by the Landlord.  Tenant shall pay a monthly parking fee for each such parking space at the then prevailing rate therefor, which shall be due and payable on the first day of each month during the Lease Term (regardless of whether Tenant actually uses the foregoing 4 reserved parking spaces).  The anticipated parking fee rate for reserved parking spaces in the Parking Areas of the Building is $100.00 per space per month.

Offsite Parking Garage.  Tenant shall have a non-exclusive right to use twenty-one (21) unreserved parking spaces in the Offsite Parking Garage.  Use of the Offsite Parking Garage shall be subject to such reasonable terms, conditions, and regulations as are, from time to time, promulgated by the owner or operator of the Offsite Parking Garage.  For each such parking space, Tenant shall pay to Landlord, quarterly in advance, an amount equal to the parking fee rate which Landlord must pay the owner of the Offsite Parking Garage pursuant to the agreement between Landlord and the owner of the Offsite Parking Garage (regardless of whether Tenant actually uses the foregoing 21 unreserved parking spaces).  The anticipated parking fee rate for unreserved parking spaces in the Offsite Parking Garage is $85.00 per space per month (i.e., a minimum of $5,355.00 per quarter for the 21 spaces).  Tenant must complete the Offsite Parking Agreement Form available from the Building manager at the management office, and return same to the Offsite Parking Garage office along with $25 deposit per transponder.

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EXHIBIT “F”

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of             , is entered into by APTINYX INC., a Delaware corporation (“Tenant”), and                                     (“Auditor”), for the benefit of FSP 909 DAVIS STREET LLC, a Delaware limited liability company (“Landlord”).

W I T N E S S E T H  T H A T:

WHEREAS, in connection with that certain Lease (the “Lease”) dated                  , between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord’s books and records pertaining to Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant’s audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant’s audit right and in consideration of payment by Tenant for Auditor’s services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1.                                      Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is non-public, confidential and/or proprietary information relating to Landlord, its business operations and the Complex, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Complex for any reason other than Tenant’s audit of Landlord.  Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.

2.                                      Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and any information not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Operating Costs, the Complex and the business operations of Landlord (the “Confidential Information”).

3.                                      Auditor and Tenant each hereby represent and warrant that its internal policies, procedures and practices are adequate to safeguard against any breach of this Agreement by it or its employees, associates, agents and advisors, and Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.

4.                                      The phrase “to keep confidential,” as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Complex, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease.

5.                                      Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to do so in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant may disclose only that portion of the Confidential Information which its counsel advises in writing that it is legally compelled to

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disclose and will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.

6.                                      Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein.  Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.

7.                                      Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.

8.                                      In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9.                                      This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.

10.                               This 11.     12.                               Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.

11.                               This Agreement shall be construed in accordance with and governed for all purposes by the Laws of the State of Illinois, without regard to conflicts of law principles.  Venue for any action arising herefrom shall be in Cook County, Illinois, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Cook County, Illinois.

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

TENANT:	APTINYX INC., a Delaware corporation

By:
Name:
Title:

AUDITOR:
a

By:
Name:
Title:

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EXHIBIT “G”

RENEWAL OPTION

So long as no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not earlier than one year and not later than two hundred-seventy (270) days before the expiration of the Lease Term.  On or before the commencement date of the extended Lease Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(1)                                 The Base Rental payable for each month during each such extended Lease Term shall be the prevailing rental rate (the “Market Rate”), prevailing six (6) months prior to the commencement of such extended Lease Term, for space of equivalent quality, size, utility and location in the Market Area, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account. The Market Rate shall include all standard lease components then being offered to tenants in such submarket, including, but not limited to, rental rate, expenses, escalations, tenant improvements, and rent abatement. Within ten (10) days after receipt of written notice of Tenant’s exercise of its renewal option, Landlord shall give to Tenant a written determination of Market Rate.  Tenant shall have fifteen (15) days in which to give written notice to Landlord that Tenant (a) disagrees with Landlord’s proposed Market Rate, or (b) accepts Landlord’s proposed Market Rate.  If Tenant disagrees with Landlord’s proposed Market Rate then Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate within the next fifteen (15) days.  If Landlord and Tenant are unable to agree upon the Market Rate within such 15-day period, then Tenant, by written notice to Landlord prior to the expiration of such 15-day period, may, as its sole and exclusive remedy, either (i) terminate this Lease as of end of the initial Lease Term, or (ii) dispute Landlord’s determination of the Market Rate and proceed to arbitration as set forth below.  If Tenant fails to deliver such written notice prior to the expiration of such 15-day period, then Tenant shall be deemed to have rejected Landlord’s proposed Market Rate and rescinded Tenant’s notice electing to exercise the renewal option.

(2)                                 If Tenant disputes Landlord’s determination of the Market Rate for an extension of the Lease Term as set forth above, then the Market Rate shall be selected by three appraisers as provided in this section.  Upon delivery and receipt of such notice, each party will within seven days thereafter separately select an appraiser that must (i) have at least five years of full-time commercial appraisal experience with projects comparable to the Complex, (ii) be a member of the American Institute of Real Estate Appraisers or a similar appraisal association, and (iii) not have any material financial or business interest in common with either of the parties, which two appraisers will, within seven days of their selection, mutually appoint a third appraiser meeting the criteria set forth above (and who also does not have any material financial or business interest in common with either of the two selecting appraisers).  Within seven days of the appointment of the third appraiser, Landlord and Tenant will submit to the three appraisers their respective determinations of Market Rate and any related information.  Within twenty-one (21) days of such appointment of the third appraiser, the three appraisers will review each party’s submittal (and such other information as the three appraisers deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Market Rate.  Subject to the previous sentence, if the three appraisers timely receive one party’s submittal, but not both, the appraisers must designate the submitted proposal as the Market Rate for the applicable extension of the Lease Term.  Any determination of Market Rate made by the three appraisers in violation of the provisions of this section shall be beyond the scope of authority of the three appraisers and shall be null and void.  Landlord and Tenant will each separately pay all costs, fees, and expenses for its selected appraiser and each will pay directly to the third appraiser, one-half (½) of all fees, costs and expenses of the third appraiser.

(3)                                 Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

Tenant’s rights under this Exhibit “G” shall terminate if (i) the Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit “G”, time being of the essence with respect to Tenant’s exercise thereof.

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EXHIBIT “H”

RIGHT OF FIRST OFFER

So long as no Event of Default then exists under this Lease, Tenant will have the first right (“First Right”) to be offered by Landlord the opportunity to lease all contiguous space on the fifth (5th) floor of the Building shown on Exhibit “H-1” attached hereto (the “First Right Space”).  The First Right is subject to the terms and conditions set forth in this section, and is further subject to any prior rights to such space granted to any other tenants in the Building, which are as follows: Houghton Mifflin Harcourt Publishing Company and Medpoint Digital, Inc.  If at any time after the Commencement Date while this First Right is in effect Landlord receives a request for proposal that covers all or any part of the First Right Space (“RFP”) and intends to lease all or any part of the First Right Space, then Landlord will first notify Tenant that such First Right Space, and any other space described in the RFP (including space on other floors), is available for lease (collectively, the “Available Space”).  Tenant must notify Landlord in writing within ten (10) Business Days of receiving Landlord’s notice whether Tenant desires to lease all of the Available Space from Landlord.  If Tenant notifies Landlord that Tenant does not desire to lease all of the Available Space, or if Tenant does not respond in writing to Landlord’s notice within such ten-Business Day period, then Landlord may freely lease the Available Space without restriction.  If Tenant notifies Landlord in writing within such ten-Business Day period that Tenant desires to lease all of the Available Space, the parties will thereafter negotiate for Tenant’s lease of all of the Available Space from Landlord.  If Landlord and Tenant fail to mutually agree upon the terms of Tenant’s lease of all of the Available Space and to execute a written amendment to this Lease within ten (10) Business Days after Tenant delivers Tenant’s offer notice to Landlord, then Landlord’s obligations under this section shall automatically terminate and be of no further force or effect at the end of such ten-Business Day period.  Tenant’s First Right shall apply during the Term (including any extensions thereof) and shall automatically terminate on the last day of the Term.  The purpose of this section is to provide notice to Tenant so that Tenant may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this section, nothing in this section shall be deemed to be an option or right of first refusal.  Furthermore, notwithstanding anything to the contrary contained in this Exhibit, nothing in this Exhibit shall be deemed to prevent, limit, or otherwise restrict Landlord from responding to or otherwise engaging any third party regarding the First Right Space or Available Space during the ten-Business Day period described herein.

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EXHIBIT “H-1”

FIRST RIGHT SPACE

EXHIBIT H
FIRST RIGHT SPACE

A
B.1
B
D
E
F
G
H
1
2
3
4
5
6
7
8
9
10
11

5TH FLOOR

909 DAVIS STREET
EVANSTON ILLINOIS

N
0
10
20
30

2

EXHIBIT “I”

INTENTIONALLY OMITTED

1

EXHIBIT “J”

INTENTIONALLY OMITTED

1

EXHIBIT “K”

EXISTING EXPANSION RIGHTS AND ROFRS ENCUMBERING THE PREMISES

None.

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EXHIBIT “L”

INTENTIONALLY OMITTED

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EXHIBIT “M”

LETTER OF CREDIT TERMS AND CONDITIONS

1.                                      Letter of Credit.  Concurrently with the execution of this Lease, Tenant must deliver to Landlord an unconditional, irrevocable standby letter of credit (“Letter of Credit”) which conforms in form and substance to the attached Schedule “1” (or is otherwise reasonably acceptable to Landlord) and which:

(a)                                 is issued by a United States federal or state chartered bank (“Issuer”) that (i) is a commercial bank or trust company reasonably acceptable to Landlord, and (ii) has total assets of at least One Billion Dollars ($1,000,000,000.00), as determined in accordance with generally accepted accounting principles consistently applied (“Total Assets”);

(b)                                 names Landlord as beneficiary thereunder;

(c)                                  has a term ending not less than one year after the date of issuance;

(d)                                 automatically renews for one-year periods unless Issuer notifies beneficiary in writing, at least 60 days prior to the expiration date, that Issuer elects not to renew the Letter of Credit;

(e)                                  provides for payment to beneficiary of immediately available funds (denominated in United States dollars) in the amount of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), subject to reduction as may be provided in Section 9 below, within 24 hours after presentation of the Sight Draft substantially conforming to the form attached as Exhibit “A” to the Letter of Credit;

(f)                                   provides that draws may be presented, and are payable, at Issuer’s letterhead office, the office located at Chicago, Illinois or any other full service office of Issuer;

(g)                                  is payable in sight drafts which only require the beneficiary to state that the draw is payable to the order of beneficiary;

(h)                                 permits partial and multiple draws;

(i)                                     permits multiple transfers by beneficiary;

(j)                                    waives any rights Issuer may have, at law or otherwise, to subrogate to any claims beneficiary may have against applicant or applicant may have against beneficiary; and

(k)                                 is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.

The Letter of Credit (as transferred, extended, renewed or replaced) must be maintained during the entire Lease Term, as extended or renewed, and for a period of 45 days thereafter.

2.                                      Transfer; Fees.  Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (i) Tenant’s consent, (ii) restriction on the number of transfers or (iii) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document conforming to the form attached as Exhibit “B” to the Letter of Credit. Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof.  If Tenant fails to timely pay such transfer fee, Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become immediately due and payable from Tenant to Landlord as Additional Rent under this Lease.

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3.                                      Draw and Use of Draw Proceeds.  Immediately upon the occurrence of an Event of Default (as defined in the Lease), and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord’s sole and absolute discretion in accordance with the Lease.  The term “Draw Proceeds” means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit.  Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds.  Landlord will hold the Draw Proceeds in its own name and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion.

In addition to any other rights and remedies Landlord may have, Landlord may in its sole and absolute discretion and at any time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

(a)                                 Rent or any other sum which is past due, due or becomes due, or to which Landlord is otherwise entitled under the terms of this Lease, due to an Event of Default (including, without limitation, late payment fees or charges and any amounts which Landlord is or would be allowed to collect under this Lease, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);

(b)                                 any and all amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord’s rights or remedies under this Lease after an Event of Default, including, without limitation, reasonable attorneys’ fees and costs;

(c)                                  any and all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys’ fees and costs; or

(d)                                 any and all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Event of Default.

To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be held by Landlord as a Security Deposit in accordance with the terms of Section 8 of the Lease.  Following any use or application of the Draw Proceeds, Tenant, if requested by Landlord in writing, must, within 10 days after receipt of Landlord’s request, cause a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord; provided, however, that the amount of the replacement Letter of Credit will be an amount equal to the amount of the Letter of Credit (as set forth in Section 1(e) above) required hereunder from time to time less any unapplied Draw Proceeds on the date the replacement Letter of Credit is issued.  Upon Landlord’s receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn) and any unapplied Draw Proceeds will be applied in accordance with Sections 3(a), (b), (c) and (d) above.

If it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit, Tenant may, as its sole and exclusive remedy, cause Landlord to (i) deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), (ii) return to Issuer the amount of the Draw Proceeds which the court determines Landlord was not entitled to draw and (iii) reimburse Tenant for all out-of-pocket fees, costs and interest expenses actually incurred by Tenant as a direct result of Landlord’s draw on the Letter of Credit; provided, however, Tenant may exercise its exclusive remedy only after Tenant has (y) cured all defaults under this Lease and (z) caused a replacement Letter of Credit complying with Section 1 above to be issued and delivered to Landlord. Landlord will not be liable for any other actual damages or any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds.  Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.

4.                                      Renewal and Replacement.  The Letter of Credit must provide that it will be automatically renewed unless Issuer provides written notice of nonrenewal to Landlord at least 60 days prior to the expiration date of the Letter of Credit.  If written notice of nonrenewal is received from Issuer, Tenant must renew the Letter of

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Credit or replace it with a new Letter of Credit, at least 30 days prior to the stated expiration date of the then-current Letter of Credit.  Any renewal or replacement Letter of Credit must meet the criteria set forth in Section 1 above, and must have a term commencing at least one day prior to the stated the expiration date of the immediately prior Letter of Credit.  Failure to provide a renewal or replacement Letter of Credit as provided above will, at Landlord’s election, be an Event of Default under this Lease.

5.                                      Issuer Quality Event.  If an Issuer Quality Event occurs, Tenant, upon 30 days advance written notice from Landlord, must, at its own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of Section 1 above and upon receipt of such replacement Letter of Credit Landlord shall immediately return the existing letter of credit to Tenant.  The term “Issuer Quality Event” means the Issuer fails to meet the criteria set forth in Section 1(a) above.  If Tenant does not provide Landlord with a replacement Letter of Credit meeting the requirements of Section 1 above within thirty (30) days after Tenant receives written notice from Landlord that an Issuer Quality Event has occurred, such failure will, at Landlord’s election, be an Event of Default under this Lease.

6.                                      Additional Agreements of Tenant.  Tenant expressly acknowledges and agrees that:

(a)                                 the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit;

(b)                                 Tenant is not a third-party beneficiary of such contract, and Landlord’s ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any Laws to the contrary, including, but not limited to, any Laws that restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;

(c)                                  During the Term, neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein;

(d)                                 Tenant is not entitled to any interest on any Draw Proceeds;

(e)                                  neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, security deposit or rental deposit;

(f)                                   neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord’s damages resulting from any Event of Default; and

(g)                                  Tenant will cooperate with Landlord, at Tenant’s own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Exhibit “M”.

7.                                      Restrictions on Tenant Actions.  Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit.  If Tenant, or any person or entity on Tenant’s behalf or at Tenant’s discretion, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys’ fees and costs.

8.                                      Cancellation After End of Term.  Provided that no Event of Default then exists, Landlord will deliver the Letter of Credit to the Issuer for cancellation within 45 days after Tenant surrenders the Premises to Landlord upon the expiration of the Term.

9.                                      Potential Reduction.  Notwithstanding the foregoing, if at the end of the first seventeen (17) months of the Lease Term (a) no Event of Default then exists, and (b) there has been no monetary Event of Default

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during such seventeen (17)-month period, then, upon the written request of Tenant, the face amount of the Letter of Credit may be reduced to $280,000.00, and immediately upon delivery to Landlord of a satisfactory replacement Letter of Credit in such reduced face amount but meeting all of the other requirements of this Exhibit “M,” the then existing Letter of Credit will be deemed canceled and shall be returned to Tenant.

Furthermore, if at the end of the first twenty-nine (29) months of the Lease Term (a) no Event of Default then exists, and (b) there has been no monetary Event of Default during such twenty-nine (29)-month period, then, upon the written request of Tenant, the face amount of the Letter of Credit may be reduced to $210,000.00, and immediately upon delivery to Landlord of a satisfactory replacement Letter of Credit in such reduced face amount but meeting all of the other requirements of this Exhibit “M,” the then existing Letter of Credit will be deemed canceled and shall be returned to Tenant.

Furthermore, if at the end of the first forty-one (41) months of the Lease Term (a) no Event of Default then exists, and (b) there has been no monetary Event of Default during such forty-one (41)-month period, then, upon the written request of Tenant, the face amount of the Letter of Credit may be reduced to $140,000.00, and immediately upon delivery to Landlord of a satisfactory replacement Letter of Credit in such reduced face amount but meeting all of the other requirements of this Exhibit “M,” the then existing Letter of Credit will be deemed canceled and shall be returned to Tenant.

Furthermore, if at the end of the first fifty-three (53) months of the Lease Term (a) no Event of Default then exists and (b) there has been no monetary Event of Default during such fifty-three (53)-month period, then, upon the written request of Tenant, the face amount of the Letter of Credit may be reduced to $70,000.00, and immediately upon delivery to Landlord of a satisfactory replacement Letter of Credit in such reduced face amount but meeting all of the other requirements of this Exhibit “M,” the then existing Letter of Credit will be deemed canceled and shall be returned to Tenant.

For purposes of this Section 9, “monetary Event of Default” shall mean late payment of Rent.

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SCHEDULE 1

TO

EXHIBIT “M” OF THE LEASE

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

IRREVOCABLE STANDBY LETTER	DATE OF ISSUANCE:
OF CREDIT NO:	EXPIRATION DATE:

BENEFICIARY:	APPLICANT:

(LANDLORD)	(TENANT)

AS THE ISSUING BANK (“ISSUER”), WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  IN FAVOR OF THE ABOVE-NAMED BENEFICIARY (“BENEFICIARY”) FOR THE ACCOUNT OF THE ABOVE-NAMED APPLICANT (“APPLICANT”) IN THE AMOUNT OF USD $                 (                                               U.S. DOLLARS).

BENEFICIARY MAY DRAW ALL OR ANY PORTION OF THIS LETTER OF CREDIT AT ANY TIME AND FROM TIME TO TIME AND ISSUER WILL MAKE FUNDS IMMEDIATELY AVAILABLE TO BENEFICIARY UPON PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT “A”) (“SIGHT DRAFT”), DRAWN ON ISSUER AND ACCOMPANIED BY THIS LETTER OF CREDIT.  ALL SIGHT DRAFT(S) MUST BE SIGNED AND ENDORSED ON BEHALF OF BENEFICIARY AND SIGNATOR MUST INDICATE HIS OR HER TITLE OR OTHER OFFICIAL CAPACITY.  NO OTHER DOCUMENTS WILL BE REQUIRED TO BE PRESENTED.  THE ISSUER WILL EFFECT PAYMENT UNDER THIS LETTER OF CREDIT WITHIN 24 HOURS AFTER PRESENTMENT OF THE SIGHT DRAFT(S).

ISSUER WILL HONOR ANY SIGHT DRAFT(S) PRESENTED IN SUBSTANTIAL COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT AT THE ISSUER’S LETTERHEAD OFFICE, THE OFFICE LOCATED AT                                                     OR ANY OTHER FULL SERVICE OFFICE OF THE ISSUER ON OR BEFORE THE ABOVE STATED EXPIRATION DATE, AS SUCH EXPIRATION DATE MAY BE EXTENDED HEREUNDER.  PARTIAL AND MULTIPLE DRAWS AND PRESENTATIONS ARE PERMITTED ON ANY NUMBER OF OCCASIONS.  FOLLOWING ANY PARTIAL DRAW, ISSUER WILL ENDORSE THIS LETTER OF CREDIT AND RETURN THE ORIGINAL TO BENEFICIARY.

ISSUER ACKNOWLEDGES THAT THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THE PROVISIONS OF THAT CERTAIN OFFICE LEASE AGREEMENT BETWEEN THE BENEFICIARY AND THE APPLICANT FOR SPACE LOCATED AT                                                                                                                                                                    (“LEASE”).  NOTWITHSTANDING ANY REFERENCE IN THIS LETTER OF CREDIT TO THIS LEASE OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR REFERENCES IN THIS LEASE OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS TO THIS LETTER OF CREDIT, THIS LETTER OF CREDIT CONTAINS THE ENTIRE AGREEMENT BETWEEN BENEFICIARY AND ISSUER RELATING TO THE OBLIGATIONS OF ISSUER HEREUNDER.

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THIS LETTER OF CREDIT WILL BE AUTOMATICALLY EXTENDED EACH YEAR WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE EXPIRATION DATE HEREOF, AS EXTENDED, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE, ISSUER NOTIFIES BENEFICIARY BY REGISTERED MAIL THAT IT ELECTS NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD.  NOTICE OF NON-EXTENSION WILL BE GIVEN BY ISSUER TO BENEFICIARY AT BENEFICIARY’S ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS AS BENEFICIARY MAY DESIGNATE TO ISSUER IN WRITING AT ISSUER’S LETTERHEAD ADDRESS

THIS LETTER OF CREDIT IS FREELY TRANSFERABLE IN WHOLE OR IN PART, AND THE NUMBER OF TRANSFERS IS UNLIMITED.  ISSUER AGREES THAT IT WILL EFFECT ANY TRANSFERS IMMEDIATELY UPON PRESENTATION TO ISSUER THIS LETTER OF CREDIT AND A WRITTEN TRANSFER REQUEST SUBSTANTIALLY IN THE FORM OF THE COMPLETED TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B.”  SUCH TRANSFER WILL BE EFFECTED AT NO COST TO BENEFICIARY.  ANY TRANSFER FEES ASSESSED BY ISSUER WILL BE PAYABLE SOLELY BY APPLICANT, AND THE PAYMENT OF ANY TRANSFER FEES WILL NOT BE A CONDITION TO THE VALIDITY OR EFFECTIVENESS OF THE TRANSFER OR THIS LETTER OF CREDIT.

ISSUER WAIVES ANY RIGHTS IT MAY HAVE, AT LAW OR OTHERWISE, TO SUBROGATE TO ANY CLAIMS BENEFICIARY MAY HAVE AGAINST APPLICANT OR APPLICANT MAY HAVE AGAINST BENEFICIARY.

EXCEPT AS OTHERWISE EXPRESSLY MODIFIED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE.

ISSUER:

By:
AUTHORIZED SIGNATURE

Its:

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EXHIBIT “A”

TO LETTER OF CREDIT

SIGHT DRAFT

Sight Draft

$

At sight, pay to the order of [Name of Beneficiary to be inserted], the amount of USD $                 (                              and 00/100ths U.S. Dollars).

Drawn under [Name of Issuer to be inserted] Standby Letter of Credit No.                       .

Dated: , 20

[Name of Beneficiary to be inserted]

By:
Its Authorized Representative and [Title
or Other Official Capacity to be inserted]

To:	[Name and Address of Issuer to be inserted]

1

EXHIBIT “B”

TO LETTER OF CREDIT

FORM OF TRANSFER REQUEST

IRREVOCABLE STANDBY LETTER OF
CREDIT NO:

CURRENT BENEFICIARY:		APPLICANT:

TO:	[NAME OF ISSUING BANK]

The undersigned, as the current “Beneficiary” of the above referenced Letter of Credit, hereby requests that you reissue the Letter of Credit in favor of the transferee named below [INSERT TRANSFEREE NAME AND ADDRESS BELOW]:

From and after the date this transfer request is delivered to the Issuer, the transferee shall be the “Beneficiary” under the Letter of Credit for all purposes and shall be entitled to exercise and enjoy all of the rights, privileges and benefits thereof.

DATED:	[NAME OF BENEFICIARY]

By
Name
Title

[NOTARY ACKNOWLEDGMENT]

[TO BE SIGNED BY A PERSON PURPORTING TO BE AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY AND INDICATING THEIR TITLE OR OTHER OFFICIAL CAPACITY, AND ACKNOWLEDGED BY A NOTARY PUBLIC.]

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EXHIBIT “N”

LABORATORY USE RIDER

In the event Tenant uses all or any portion of the Premises for a laboratory for research and development of medicine and drugs, and/or any ancillary uses related thereto as described in Section 4 of this Lease above, then Tenant shall at all times thereafter comply with the terms of this Laboratory Use Rider.

Compliance with Laws.  Tenant shall comply with all Laws applicable to Tenant’s use or occupancy of the Premises, including without limitation, the rules and regulations promulgated by the Illinois Department of Public Health, and any other governmental bodies and authorities which regulate laboratory facilities in the State of Illinois.

Special Prohibited Uses.  Without limitation, Tenant shall not use the Premises or allow the Premises to be used for: (1) the operation of any medical offices seeing patients; (2) the operation of any type of clinic; (3) the performance of studies, tests, or trials that allow participants to enter and/or exit the Premises; or (4) any use which in Landlord’s reasonable judgment would materially adversely affect the image, use or operation of the Property.

Medical Waste Policy.  Prior to operating a laboratory in the Premises, to the extent any hazardous medical waste will be generated, Tenant shall furnish to Landlord a written policy (the “Medical Waste Policy”) concerning the identification, collection, storage, decontamination and disposal of “hazardous medical waste” at the Premises, which Medical Waste Policy shall be subject to the written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and once approved by Landlord shall not be amended or modified without the further written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).  Except for normal and ordinary hazardous materials used in an office environment in normal and ordinary types and amounts (such as lubricants, solvents, copier toner, white out, etc.), Tenant agrees that such Medical Waste Policy shall incorporate the following elements:  (i) Tenant and its employees and agents shall be expressly forbidden from disposing of any hazardous medical waste within the Premises or the Property in a manner which is contrary to the terms of the Medical Waste Policy; (ii) all such hazardous medical waste will be collected, stored, decontaminated and removed from the Premises and the Property by a qualified party in compliance with all applicable Laws (including, without limitation, those of the Illinois Department of Public Health and the Occupational Safety and Health Act) of the City of Evanston, County of Cook, State of Illinois, the Center for Disease Control and any other local, state or federal agency having jurisdiction over this matter; and (iii) Tenant shall at all times employ proper procedures, including, without limitation, the use of tags, signs or other appropriate written communication, to prevent accidental injury or illness to other tenants in the Building (including their employees, agents and invitees) resulting from Tenant’s collection, storage, decontamination and disposal of hazardous medical waste.  Tenant agrees that at all times during the Term, Tenant and its employees and agents shall adhere to the terms and conditions of the Medical Waste Policy.  For purposes of this paragraph, “hazardous medical waste” shall include, but not be limited to, the following: any potentially infectious materials; blood and other body fluids in any form (including, without limitation, lab specimens); any material contaminated by potentially infectious materials or by blood or other body fluids; scalpels, needles and syringes; gloves and other disposable protective clothing or devices; contaminated linen; uniforms or laundry; and cleaning equipment or materials used to clean any of the foregoing.

Laboratory Equipment.  No electrical or electronic or electromagnetic or similar equipment or machines or devices shall be installed or used in the Premises unless the same is properly electrically filtered and insulated so that there is no interference in the Property with telephonic, video, fiber optic, data processing, radio, television or other communication, transmission or reception.  All walls, ceilings, floors and doors of any room used for any such use shall be properly shielded to the extent required to comply with any applicable federal, state and local laws, ordinances, rules and regulations. Notwithstanding anything in this Lease to the contrary, any and all specialized equipment related to Tenant’s laboratory use at the Premises must be approved in writing by Landlord before being brought into, installed or used in the Premises, and Tenant shall remove any and all such equipment upon the expiration or sooner termination of the Term (and repair any damage caused by such removal).

Noise, Vibration, and Odors.  Tenant shall not allow or permit any excessive vibration, noise or odor to emanate from the Premises, or any machine or other installation therein, or otherwise allow or permit the same to

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constitute a disturbance or nuisance to occupants of the Property. Furthermore, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors, including any such odors, fumes, dust or vapors caused by the heating, burning or other use of chemicals in the Premises.

Licensing.  Tenant represents that it is and will be licensed to operate the Permitted Use in the Premises at all times, and Tenant agrees to obtain and maintain at all times, at its expense, all requisite permits and/or licenses in connection therewith and shall furnish copies of same to Landlord upon request.  Landlord shall in no event be obligated to make any additions, alterations or improvements to the Property, or to increase or alter any existing management function or procedure for the Property, which may be required by any governmental authority as a condition precedent to the issuance or renewal of any such permit or license, any and all such required additions, alterations or improvements to be made, at Tenant’s sole expense, subject to the terms and provisions of this Lease.

Floor Loading.  Tenant agrees not to overload the floor(s) of the Building.  Subject to applicable Laws, Tenant, at its expense, may reinforce certain areas within the Premises.  The actual areas to be reinforced and the plans and specifications for such reinforcement shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed).  Tenant shall also pay the fees of any structural engineer engaged by Landlord to review Tenant’s structural reinforcement plans and specifications, unless Tenant engages Landlord’s designated structural engineers for the Property to provide the structural engineering drawings and services for the Tenant Improvements.

Insurance.  Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building.  If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be in default and liable therefor, including (without limitation) for the costs of any premium increase and such increase shall be considered additional Rent payable with the next monthly installment of Base Rental due under this Lease, and Landlord’s acceptance of such amount shall not waive any of Landlord’s other rights.

In addition to the insurance requirements described in Section 20 and Section 21 of this Lease, Tenant shall maintain Pollution or Environmental Impairment Insurance covering: (1) first-party costs for cleanup and remediation; (2) third party liability for bodily injury; and (3) property damage on-site and off-site, with limits of no less than one million ($1,000,000) per occurrence.  This policy shall name the Landlord, FSP Property Management LLC, any mortgagee designated by Landlord and the building management company, if any, as additional insureds.  Further, this policy shall provide for loss of rental income for up to 12 months (e.g. in the event of extensive remediation).

Hazardous Materials.  Without limiting the terms and conditions of Section 16 of this Lease, in no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance, unless in accordance with the Medical Waste Policy or otherwise expressly approved in writing by Landlord.  Tenant hereby indemnifies Landlord, its agents and employees, from any judgment, loss or claim, including attorney’s fees incurred in defending against any such loss or claim entered against, incurred or sustained by any or either of them as the result of any injury to any individual or entity occasioned by contact with or exposure to any infectious, infected, dangerous, noxious, radioactive, explosive, hazardous or contaminated material, substance or thing utilized, applied, removed or received by Tenant, its agents, employees, concessionaires, or invitees.

Alterations Related to Laboratory Use.  Notwithstanding anything contained in Section 15 of this Lease to the contrary, (i) Tenant shall make no Alterations related to Tenant’s laboratory use at the Premises without the prior written consent of Landlord, and (ii) with respect any Alterations related to Tenant’s laboratory use at the Premises, Tenant shall remove all such Alterations upon the expiration or sooner termination of the Term in a good and workmanlike manner and upon such removal Tenant shall restore the Premises to its original condition prior to the installation of such Alterations (including, without limitation, restoring the Premises to Building standard office finishes and mechanical, electrical and plumbing systems).

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Janitorial.  Without limiting the terms and conditions of the Medical Waste Policy described above, at Tenant’s sole cost and expense, Tenant shall provide cleaning and janitorial services with respect to any laboratory space in the Premises, at a level comparable to that provided in similar first class office buildings in the Market Area.  Notwithstanding anything contained in the Lease to the contrary, Landlord shall not be required to provide cleaning and janitorial services with respect to any laboratory space in the Premises.  Landlord must approve in advance the scope and provider of such cleaning or janitorial services, including any contract therefor.  Any such service provider shall be licensed and reputable and shall maintain, at its own expense, insurance coverage against such risks with such companies as Landlord may reasonably require, in amounts no less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, FSP Property Management LLC, any mortgagee designated by Landlord and the building management company, if any, as additional insureds; (ii) workers’ compensation insurance in amounts required by statute; and (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000.  Tenant shall provide Landlord with insurance certificates evidencing the above coverage, identities, mailing addresses and telephone numbers for any such service provider prior to commencement of any services.  Each insurance certificate will contain a provision that no cancellation or material change in the policies will be effective except upon thirty (30) days prior written notice.  Any such service provider shall (i) comply with all Laws and Landlord’s waste practices, (ii) not interrupt or interfere with other tenants, (iii) use care and consideration for others on the Property when using any public areas, (iv) prohibit abusive language or actions on the part of its workers, and (v) require all workers to wear company identification.  Landlord and its building manager reserve the right to implement additional rules and regulations applicable to any service provider.

Excessive Use of Building Systems, Services or Common Areas.  Tenant’s use and occupancy of the Premises (including, without limitation, Tenant’s use of all or any portion of the Premises for a laboratory) shall not in any manner:  (i) cause the design loads for the Building or the systems providing exhaust, heating, cooling, ventilation, electrical (including, without limitation, as provided in Section 9(a)(6) of this Lease), life safety, water, sewer or other utility or safety services to the Building (collectively, the “Systems”) to be exceeded, (ii) adversely affect the Building or the operation of said Systems in the Premises or the Building or cause deterioration or damage to the Building or to such Systems, or (iii) result in excessive use of any Building services or Common Areas.  If Landlord determines, in Landlord’s reasonable judgment, that Tenant’s use or occupancy of the Premises (including, without limitation, Tenant’s use of all or any portion of the Premises for a laboratory) (i) will cause (or have caused) the design loads for the Building or the Systems or other utility or safety services to the Building to be exceeded, (ii) will adversely affect (or have adversely affected) the Building or the operation of said Systems in the Premises or the Building or will cause (or have caused) deterioration or damages to the Building or to such Systems, or (iii) will result (or have resulted) in excessive use of any Building services or Common Areas, then Landlord shall deliver written notice thereof to Tenant and Tenant shall (X) temper such excess loads and correct, repair and restore the portion of the Building or Systems so affected in a timely and expeditious manner by installing supplementary structural support, exhaust, heating, cooling, ventilation, electrical, life safety, water, sewer or other utility or safety systems in the Premises or elsewhere in the Building where necessary at the sole cost of Tenant, including, without limitation, the cost of preparing and submitting to Landlord for review and approval working drawings and specifications (plus fifteen percent (15%) of such cost as an overhead and supervision fee payable to Landlord) from time to time as the work progresses as additional Rent within ten (10) days after Landlord’s written demand therefor, from time to time, and/or (Y) reimburse Landlord within ten (10) days after Landlord’s written demand, from time to time, for any incremental cost resulting from such excess use of the Building services or Common Areas.  Any expense to Landlord resulting from the operation, repair, maintenance, replacement and removal of any such supplementary structural support, or Systems  or other utility or safety systems, including rent for space occupied by any such supplementary structural support or Systems or other utility or safety systems installed outside the Premises, shall be borne exclusively by Tenant and shall be paid by Tenant to Landlord as additional Rent at rates fixed by Landlord from time to time.  Without limiting the foregoing, Section 9(b) of this Lease will continue to apply in the event Landlord agrees to provide any additional services at the specific request of Tenant as a result of its laboratory use at the Premises, without implying any obligation on the part of Landlord to do so.

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